EXHIBIT 2.1



________________________________________________________________

                      CONTRIBUTION AGREEMENT

                             between

      MARLTON CROSSING SHOPPING CENTER LIMITED PARTNERSHIP,
                 a New Jersey limited partnership
                         (as Contributor)

                             - and -

                    MONTGOMERY CV REALTY L.P.,
                  a Delaware limited partnership
                         (as Partnership)

_________________________________________________________________




                Dated:   May 29, 1998

            Property:    Marlton Crossing Shopping Center Phase I
                         Evesham Township, Burlington County, New
                         Jersey







                        TABLE OF CONTENTS

                                                             PAGE

1.   Agreement to Contribute and Accept. . . . . . . . . . . . .1

2.   OP Unit Amount; Existing and New Debt . . . . . . . . . . .2

          2.1  Holding Period. . . . . . . . . . . . . . . . . .2
          2.2  Mortgage Debt . . . . . . . . . . . . . . . . . .2
          2.3  Deposit . . . . . . . . . . . . . . . . . . . . .2
          2.4  Contributor and Partnership Condition . . . . . .3
          2.5  Escrow of Deposit . . . . . . . . . . . . . . . .3
          2.6 Title Insurer's Responsibility; Replacement Letter of Credit3

3.   Partnership's Covenants . . . . . . . . . . . . . . . . . .4

4.   Title.. . . . . . . . . . . . . . . . . . . . . . . . . . .5

          4.1  Condition of Title. . . . . . . . . . . . . . . .5
          4.2  Inability to Convey Title . . . . . . . . . . . .6

5.   Closing; Fees and Adjustments.. . . . . . . . . . . . . . .6

          5.1  Closing Date. . . . . . . . . . . . . . . . . . .6
          5.2  Cash Prorations . . . . . . . . . . . . . . . . .6
          5.3  Fees and Closing Costs. . . . . . . . . . . . . .8
          5.4  Contributor's Delivery Obligations at Closing.. 10
          5.5  Partnership's Delivery Obligations at Closing . 14

6.   Covenants, Representations and Warranties of Contributor. 14

          6.1    Authority . . . . . . . . . . . . . . . . . . 14
          6.2    No Defaults . . . . . . . . . . . . . . . . . 15
          6.3    Leases. . . . . . . . . . . . . . . . . . . . 15
          6.4    Service Contracts; Settlement Agreement . . . 16
          6.5    Notices Regarding Physical Condition. . . . . 16
          6.6    Condition of Property . . . . . . . . . . . . 17
          6.6A   Notices of Violations . . . . . . . . . . . . 17
          6.7    Capital Accounts. . . . . . . . . . . . . . . 17
          6.8    Assessments . . . . . . . . . . . . . . . . . 17
          6.9    Condemnation. . . . . . . . . . . . . . . . . 17
          6.10  Litigation . . . . . . . . . . . . . . . . . . 17
          6.11  Environmental Disclosures. . . . . . . . . . . 18
          6.12  Employees. . . . . . . . . . . . . . . . . . . 18
          6.13  Title. . . . . . . . . . . . . . . . . . . . . 18
          6.14  Untrue Statements. . . . . . . . . . . . . . . 19
          6.15  Addresses. . . . . . . . . . . . . . . . . . . 19
          6.16  Morgan-Stanley Letter. . . . . . . . . . . . . 19

               6A.   Covenants, Representations and
                     Warranties of Partnership . . . . . . . . 19

                    6A.1  Authority. . . . . . . . . . . . . . 19
                    6A.2  CV . . . . . . . . . . . . . . . . . 19
                    6A.3  No Defaults. . . . . . . . . . . . . 20
                    6A.4  Untrue Statements. . . . . . . . . . 20
                    6A.5  Partnership Agreement. . . . . . . . 20

               6B.  Special Provisions Regarding Cure. . . . . 20

7.   Obligations and Operations Prior to Closing . . . . . . . 21

          7.1  Existing Surveys and Reports. . . . . . . . . . 21
          7.2  Maintenance of Operation. . . . . . . . . . . . 21
          7.3  Leases and Service Contracts. . . . . . . . . . 21
          7.4  Replacements. . . . . . . . . . . . . . . . . . 22
          7.5  Liens . . . . . . . . . . . . . . . . . . . . . 22
          7.6  Insurance . . . . . . . . . . . . . . . . . . . 22
          7.7  Books and Records . . . . . . . . . . . . . . . 22
          7.8  Inspections . . . . . . . . . . . . . . . . . . 22
          7.9  Securities Compliance . . . . . . . . . . . . . 23
          7.10  Right of First Refusal . . . . . . . . . . . . 23

8.   Conditions Precedent to Partnership's Obligations . . . . 24

          8.1  Omitted . . . . . . . . . . . . . . . . . . . . 24
          8.2  Omitted . . . . . . . . . . . . . . . . . . . . 24
          8.3  Title Policy. . . . . . . . . . . . . . . . . . 24
          8.4  No Material Adverse Change. . . . . . . . . . . 24
          8.5  Representations and Warranties. . . . . . . . . 24
          8.6  Compliance by Contributor . . . . . . . . . . . 24
          8.7  Omitted . . . . . . . . . . . . . . . . . . . . 24
          8.8  ISRA Letter . . . . . . . . . . . . . . . . . . 24
          8.9  Failure of Conditions . . . . . . . . . . . . . 25

               8A.  Conditions Precedent to Contributor's
                    Obligations  . . . . . . . . . . . . . . . 25

                    8A.1  Representations and Warranties . . . 25
                    8A.2  Compliance by Partnership. . . . . . 25
                    8A.3  Failure of Conditions. . . . . . . . 25

9.   Damage or Destruction; Condemnation; Insurance. . . . . . 26
          9.1  Termination . . . . . . . . . . . . . . . . . . 26
          9.2  Condemnation; No Termination. . . . . . . . . . 26
          9.3  Casualty; No Termination. . . . . . . . . . . . 26

10.  Partnership's Default . . . . . . . . . . . . . . . . . . 26

11.  Contributor Default; Liability Limitation . . . . . . . . 26

12.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . 27

13.  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . 28

14.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . 28

          14.1   Effective Date. . . . . . . . . . . . . . . . 28
          14.2   Headings. . . . . . . . . . . . . . . . . . . 28
          14.3   Parties at Interest . . . . . . . . . . . . . 28
          14.4   Computation of Time . . . . . . . . . . . . . 29
          14.5   Recording . . . . . . . . . . . . . . . . . . 29
          14.6   Waiver. . . . . . . . . . . . . . . . . . . . 29
          14.7   Survival. . . . . . . . . . . . . . . . . . . 29
          14.8   Entire Agreement; Amendments. . . . . . . . . 30
          14.9   Governing Law . . . . . . . . . . . . . . . . 30
          14.10 "As Is" Contribution . . . . . . . . . . . . . 30
          14.11 Counterparts . . . . . . . . . . . . . . . . . 30
          14.12 Construction . . . . . . . . . . . . . . . . . 30
          14.13 Partial Invalidity . . . . . . . . . . . . . . 30
          14.14 Prevailing Party . . . . . . . . . . . . . . . 31
          14.15 Time is of the Essence . . . . . . . . . . . . 31
          14.16 Confidentiality. . . . . . . . . . . . . . . . 31
          14.17 Undertakings by Contributor and Partnership. . 31

LIST OF EXHIBITS . . . . . . . . . . . . . . . . . . . . . . . 33




                      CONTRIBUTION AGREEMENT


     THIS CONTRIBUTION AGREEMENT (the "Agreement") is made as of the 29th day of May, 1998, by and between MARLTON CROSSING SHOPPING CENTER LIMITED PARTNERSHIP, a New Jersey limited partnership, whose address is c/o LCOR Incorporated, 300 Berwyn Park, Suite 115, Berwyn, PA 19312 ("Contributor"), and MONTGOMERY CV REALTY L.P., a Delaware limited partnership, whose address is 580 West Germantown Pike, Suite 200, Plymouth Meeting, Pennsylvania 19462 ("Partnership"). (A list of all defined terms used in this Agreement is set forth in Exhibit "A", attached hereto and made a part hereof.)

     WHEREAS, Contributor is the owner of a certain parcel of land, together with the buildings and improvements thereon erected ("Improvements"), and known as Marlton Crossing Shopping Center Phase I, located in the Township of Evesham, County of Burlington and State of New Jersey, as more fully described and defined below as the "Real Estate"; and

     WHEREAS, Contributor desires to contribute the Property to Partnership, and Partnership desires to accept the Property from Contributor, in return for the issuance by Partnership to Contributor of certain limited partnership interests in Partnership (all limited partnership interests in Partnership being hereinafter referred to as "OP Units"), upon the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the covenants and provisions contained herein and other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Agreement to Contribute and Accept. Contributor agrees to contribute to Partnership, and Partnership agrees to accept from Contributor, as a contribution to capital of Partnership under Section 721 of the Code (hereinafter defined), subject to the terms and conditions of this Agreement, the following property:

          (a) All that certain tract or piece of land situate in Evesham, Burlington County, New Jersey, as more fully described by metes and bounds on Exhibit "B" hereto, with the buildings and other improvements situate thereon; together with all easements, rights of way, licenses, privileges, hereditaments and appurtenances, if any, belonging to or inuring to the benefit of the land, and all right, title and interest of Contributor in and to any land lying in the bed of any highway, street, road or avenue, opened or proposed, in front of, or abutting or adjoining, the real property (collectively, the "Real Estate"); and

          (b) All fixtures, equipment, systems, furniture, furnishings, appliances, supplies and other personal property of every nature and description, owned by Contributor, tangible or intangible, and attached or appurtenant to, or located in or on, or used in connection with the Real Estate, including, but not limited to, the heating, air conditioning, plumbing, sprinkler, ventilation and utility systems, except such as are owned by tenants of the Real Estate, and any and all rights Contributor may have in or to all intangible property used by Contributor in connection with the foregoing or the Real Estate, including, without limitation, all contract rights, guarantees, licenses, permits, warranties and the right (without representation or warranty, and for use by Partnership solely in connection with operation of the Improvements) to use the name "Marlton Crossing Shopping Center" (collectively, the "Personalty"). The parties acknowledge that the Personalty does not include Plenary Retail Consumption Liquor License No. 0313-33-013-004 issued by Evesham Township for use at the Property, which is currently owned by Champps Entertainment, Inc., or any of Contributor's rights or interests in any way relating to or arising out of such license (including, without limitation, a Promissory Note and an Option Agreement, both dated December 28, 1994, from Champps Entertainment, Inc. and held by Contributor or its affiliates); and

          (c) All Leases, as defined in Section 4.1, and all Service Contracts, as defined in Section 6.4. (The Real Estate, the Personalty, the Leases and the Service Contracts are hereinafter collectively referred to as the "Property.")

     2. OP Unit Amount; Existing and New Debt. The aggregate contribution value of the Property (the "OP Unit Amount") shall be the number of OP Units equal to (a) the "Conversion Value", which shall be equal to Sixteen Million Fifty-Nine Thousand Dollars ($16,059,000) less the Existing Mortgage Payment (defined below), divided by (b) the average closing price of the Common Stock, as listed on the New York Stock Exchange, of CV Reit, Inc., a Delaware corporation ("CV"), for the ten (10) trading sessions immediately preceding the Closing (as defined in Section
5.1 below), excluding any trading session which occurs on the date of Closing (the "Benchmark Value"). Fractional OP Units shall not be issued, and the OP Unit Amount shall be rounded down to the whole number of OP Units of which it is comprised.

          2.1 Holding Period. The OP Unit Amount shall be delivered into escrow at Closing to be held for one year in accordance with the terms of the Escrow Agreement attached hereto as Exhibit "C" and made a part hereof.

          2.2 Mortgage Debt. At Closing, Partnership shall pay Morgan Stanley Mortgage Capital, Inc. (the "Existing Mortgagee"), the holder of the Contributor's Promissory Note dated July 14, 1987 in the original principal amount of $15,800,000 (the "Note") and an existing Mortgage on the Property dated July 14, 1987 (the "Mortgage"), the sum of up to Fifteen Million Eight Hundred Thousand Dollars ($15,800,000) on account of the principal indebtedness, accrued interest (other than for the month of Closing, which is provided for in Section 5.3), equity participation and other amounts evidenced by the Note and secured by the Mortgage (the "Existing Mortgage Payment").

          2.3 Deposit. As security for its obligations under this Agreement, Partnership shall deposit with Chicago Title Insurance Company ("Title Insurer") an irrevocable letter of credit in the amount of Two Hundred Fifty Thousand Dollars ($250,000), with an expiration date of July 29, 1998. The Deposit is hereby acknowledged to have been delivered into escrow in accordance with Section 2.5 hereof. At Closing or upon the earlier termination of this Agreement, the Deposit shall be refunded to Partnership, except under the circumstances described in Section 10 below.

          2.4  Contributor and Partnership Condition.
Contributor's obligation to contribute the Property to Partnership, and Partnership's obligations to accept the Property from Contributor, make the Existing Mortgage Payment, and deliver the OP Unit Amount to Contributor are expressly conditioned on the Partnership obtaining a mortgage loan in the amount of no less than Eleven Million Five Hundred Thousand Dollars ($11,500,000), the terms of which are non-recourse to Partnership and its partners, except for standard lender required "carve outs" which do not cause the mortgage loan to be classified as recourse under Section 752 of the Internal Revenue Code of 1986, as amended (the "Code"), with a fixed rate, requiring payment of interest only or amortizing principal to no less than $11,500,000 by the date which is five (5) years after the date of Closing, at Partnership's option (subject to the terms of Section 3(b) below), having a maturity date at least seven (7) years subsequent to the date of Closing, and including other terms and conditions which are commercially reasonable in nature (the "Replacement Mortgage"), for the purpose of financing in part the Existing Mortgage Payment. Contributor and Partnership shall cooperate in attempting to obtain the Replacement Mortgage. Partnership shall pay the cost of placing the Replacement Mortgage, including without limitation, the application, commitment, appraisal, environmental audit, legal and other fees and costs incurred or imposed by the lender who provides the Replacement Mortgage. In the event that Partnership is unable to obtain the Replacement Mortgage by the deadline for Closing specified in Section 5.1 hereof, then the Deposit shall forthwith be delivered to Contributor as non-refundable consideration for Contributor's execution and delivery of this Agreement, this Agreement shall be null and void and the parties hereto shall have no further rights, obligations or liabilities hereunder.

          2.5 Escrow of Deposit. The Deposit has this day been deposited with and shall be held in escrow by Title Insurer, all in accordance with the provisions of this Section 2.5 and the laws of the State of New Jersey. The parties and Title Insurer agree that the Deposit shall be delivered as follows:

               2.5.1 If Closing is held, the Deposit shall be returned to Partnership.

               2.5.2  If Closing is not held by reason of
Partnership's default, the Deposit shall forthwith be delivered to Contributor and shall be retained by Contributor as provided for in Section 10 below; provided, however, that if Partnership does not consent in writing to such delivery, Title Insurer shall not deliver the Deposit to Contributor unless ordered to do so by a court of competent jurisdiction.

               2.5.3 If Closing is otherwise not held for any reason other than a default of Partnership, the Deposit shall forthwith be returned to Partnership; provided, however, that if Contributor does not consent in writing to such delivery, Title Insurer shall not deliver such Deposit to Partnership unless ordered to do so by a court of competent jurisdiction.

          2.6 Title Insurer's Responsibility; Replacement Letter of Credit. The Title Insurer is acting only as escrowee responsible for holding the Deposit in accordance with the provisions of this Agreement. If there is a dispute between the parties relating to the Deposit, then the Title Insurer shall either (a) continue to hold the Deposit until directed otherwise by notice of both Contributor and Partnership or court order or
(b) deliver the Deposit into court. Neither the Title Insurer, nor any firm of which the Title Insurer is a member, shall, by virtue of so acting, be disqualified from being engaged to provide services to any party to this Agreement whether in the event of litigation or otherwise. The parties agree that if the Deposit is not replaced with a letter of credit in the same form and amount at least ten (10) days prior to the expiration of any letter of credit which then constitutes the Deposit, the Title Insurer, or any court then holding the Deposit, shall present the same for payment and hold the cash proceeds thereof as the Deposit under this Agreement, in one or more money market type interest bearing accounts with one or more banking or savings institutions insured in the full principal amount by any agency of the federal government. In such event, interest on the Deposit shall be paid to the party who receives the Deposit under this Agreement.

     3. Partnership's Covenants. Provided that none of the OP Units which comprise the OP Unit Amount have been converted by Contributor or any other person who becomes the holder of the OP Units into shares of the Common Stock of CV or otherwise sold, transferred or conveyed by Contributor or any other person who becomes the holder of the OP Units, Partnership agrees to fulfill the following obligations for a period of four (4) years following the Closing, at which time such obligations shall terminate and become null and void, without any further action by any party:

          (a) Partnership shall not sell or otherwise dispose of the Property, other than by virtue of Casualty Damage (as defined in Section 9.1 hereof) or a Condemnation (as defined in Section
9.1 hereof), in a transaction which gives rise to taxable income or gain to Contributor;

          (b) Partnership shall maintain at least Eleven Million Five Hundred Thousand Dollars ($11,500,000) of non-recourse debt which encumbers the Property, except as such debt may be reduced by a sale permitted under the preceding Section 3(a). For purposes of this paragraph, "non-recourse debt" does not preclude Partnership's agreement to accept standard "carve outs" from the non-recourse nature of debt undertaken by Partnership which do not cause such debt to be classified as recourse under Section 752 of the Code;

          (c) Partnership shall not act as guarantor of or surety for the non-recourse debt to be maintained by Partnership pursuant to the preceding Section 3(b) (except for a guaranty of or agreement to act as surety for the carve outs described in such Section 3(b)), or secure the required non-recourse debt with a mortgage of property other than the Property (and the terms of the preceding Sections 3(a) and (b) shall not constitute Partnership's agreement to act as guarantor or surety for the non-recourse debt); and

          (d) Partnership shall (i) utilize the "traditional method" without curatives for purposes of Code Section 704(c) relating generally to built-in gain, except for curative allocations in connection with the sale or other taxable disposition of the Property, as contemplated by Section 10.2 of the Limited Partnership Agreement of Partnership, a copy of which is acknowledged by Contributor to have been received by Contributor, (ii) allocate for Federal income tax purposes not less than Eleven Million Five Hundred Thousand Dollars ($11,500,000) of the non-recourse debt which is secured by the Property to Contributor, and (iii) not take any action, except as otherwise permitted by this Section 3, that would have the effect of reducing the amount of the non-recourse debt which encumbers the Property that is allocated to Contributor for purposes of Code Section 752 (relating generally to the treatment of partnership liabilities and related provisions) to be less than Eleven Million Five Hundred Thousand Dollars ($11,500,000). Any reduction in Contributor's allocable share of the non-recourse debt which is secured by the Property resulting from any action otherwise permitted herein (including, without limitation, a permitted sale of the Property), or resulting from any increase in the basis of the Property (including, without limitation, increases resulting from renovations, replacements and/or the addition of improvements to the Property), shall be deemed to be permitted actions for the purposes of this Section 3(d).

     Contributor and Partnership acknowledge and agree that any taxes, interest, penalties and other costs, losses and expenses incurred by Contributor, or any person controlling, controlled by or under common control with the Contributor, as a result of the allocation or reallocation of liabilities to Contributor or any such person by any governmental authority that results in the amount of non-recourse debt allocated to Contributor to be less than the amount otherwise required hereunder, shall be borne exclusively by, and shall be the sole responsibility of, Contributor and such persons. Partnership shall have no obligation or liability to Contributor or any such person (by way of indemnification or otherwise) for any such taxes, interest, penalties or other costs, losses or expenses.

     Partnership shall, within ten (10) business days following its receipt of notice of the beginning of an administrative proceeding at the partnership level with regard to a partnership item as contemplated by Section 6223(a)(1) of the Code, provide a copy thereof to Contributor, together with a statement to the best of its knowledge, information and belief as to whether at that time Partnership has more than 100 partners and whether Contributor has less than a 1% interest in the profits of Partnership. Partnership will subsequently furnish to Contributor within ten (10) business days of receipt copies of all written notices and requests from the government with respect to such partnership proceeding, unless such notice or request on its face clearly indicates that Contributor was provided a copy thereof.

     4.   Title.

          4.1 Condition of Title. Title to the Real Estate shall be good and marketable, free and clear of all liens, encumbrances, encroachments, covenants, conditions, restrictions, leases, licenses, security interests, easements, rights of way and other title objections, except those leases, tenancies, licenses and other rights of occupancy and use for all or any portion of the Property (the "Leases") set forth in Exhibit "F" hereto, and those other title objections described in Exhibit "D" hereto (collectively the "Permitted Conditions of Title"); and title shall be insurable as such under an ALTA Form B owner's policy of title insurance (as most recently revised) (the "Title Policy") issued at regular rates (with no additional charge for the endorsements hereinafter described) by any reputable title insurance company, in the amount of $16,300,000, which Title Policy shall include, without limitation, endorsements insuring that the covenants, conditions and restrictions which constitute part of the Permitted Conditions of Title have not been violated and that a future violation thereof will not cause a forfeiture or reversion of title and such additional endorsements, such as zoning, access, contiguity and location, as Partnership shall notify Contributor will be necessary following Partnership's review of the Title Commitment (hereinafter defined) and any survey obtained by Partnership. Title to the Personalty shall be good and marketable and free and clear of all liens, security interests and other encumbrances, other than the Permitted Conditions of Title. Partnership has obtained a commitment for title insurance ("Title Commitment") and has delivered a copy thereof to Contributor.

          4.2 Inability to Convey Title. In the event Contributor is unable to convey good and marketable title to the Real Estate to Partnership such as will be insured by the Title Policy, subject only to the Permitted Conditions of Title, then, as Partnership's sole and exclusive remedy, Partnership shall have the option of either (a) waiving its right to terminate this Agreement due to the state of title and taking such title as Contributor can give without abatement of the OP Unit Amount, except that any existing liens or encumbrances which can be removed by the payment of money (excluding the Existing Mortgage) shall be paid and discharged by Contributor prior to Closing, or
(b) terminating this Agreement, in which event the Title Insurer shall return the Deposit to Partnership, this Agreement shall become null and void, and neither party shall have any further obligations hereunder; provided, however, that if the inability to convey title is due to the breach by Contributor of any of its obligations hereunder, then Partnership's remedies shall not be limited to termination of this Agreement and return of the Deposit, and Partnership may exercise the remedies available to Partnership as described in Section 11 hereof.

     5.   Closing; Fees and Adjustments.

          5.1 Closing Date. Closing under this Agreement (the "Closing") shall occur at 10:00 a.m. on or before June 29, 1998 at the offices of Fox, Rothschild, O'Brien and Frankel, LLP, 2000 Market Street, 10th Floor, Philadelphia, Pennsylvania 19103, or the offices of Title Insurer, as Partnership may elect by written notice to Contributor given not less than two (2) business days prior to the date of Closing. Notwithstanding anything to the contrary contained in this Agreement, under no circumstances whatsoever shall Contributor be obligated to consummate the transaction contemplated by this Agreement if Closing has not occurred by 1:00 p.m. on June 30, 1998.

          5.2 Cash Prorations. The following items of income and expense shall be prorated as follows, based on a three hundred sixty-five (365) day year:

               5.2.1  Rents (excluding "Additional Rent" as
defined in Section 5.2.2 hereof, and "Percentage Rent" described in Section 5.2.3 hereof) relating to the Property and collected by Contributor for the month of Closing shall be deemed earned ratably on a per diem basis and shall be prorated as of midnight on the day immediately preceding the date of Closing ("Proration Date"). Prepaid rents, to the extent attributable to a period after the Proration Date, shall be credited to Partnership at Closing. Unpaid or unbilled rents shall not be adjusted or prorated at Closing but instead shall be handled in accordance with the remaining provisions of this Section 5.2.1. All such unpaid or unbilled rents collected by Contributor or Partnership from a tenant or other payor after Closing shall be paid over and applied in the following order of priority: (i) first, on account of current rents due to Partnership after Closing from such tenant or payor, until all current rents due from such tenant or payor are paid; and (ii) thereafter, on account of rents due to Contributor from such tenant or payor for the period prior to Closing.

               5.2.2  "Additional Rent" (i.e., common area
maintenance charges, taxes, insurance, utilities and similar charges paid by the landlord and billed to tenants, but not Percentage Rent) relating to the Property shall be prorated in the following manner. At least five (5) days prior to Closing, Contributor shall deliver to Partnership a statement of expenses paid and payable by Contributor which have been billed or are billable to tenants under their Leases. Such statement shall include an adjustment of prepaid and payable items as of Closing, in accordance with Section 5.2.6. The total amount of expenses paid by Contributor, as so adjusted, which have been billed or are billable to tenants under the Leases is referred to herein as the "Expense Amount". The statement delivered by Contributor to Partnership under this paragraph shall also include a calculation by Contributor of Additional Rent collected by Contributor (including, without limitation, Additional Rent billed and collected on an estimated basis) on account of the Expense Amount ("Collected Additional Rent"). If the Expense Amount exceeds the Collected Additional Rent, then at the time of each tenant's reconciliation of Additional Rent at the end of the period in which such reconciliation is to be made under the tenant's Lease (the "Reconciliation Period"), Partnership shall bill the appropriate portion of such excess amount to such tenant, together with any deficiency in any estimated Additional Rent collected by Partnership after Closing on account of expenses incurred by Partnership after Closing which are applicable to the Reconciliation Period. Partnership shall remit to Contributor after Closing any amount received by Partnership in excess of that which is due to Partnership on account of expenses incurred by Partnership and billed to the tenant after Partnership has been reimbursed for its share of expenses incurred after Closing and during the Reconciliation Period which have been billed to such tenant. In the event the Collected Additional Rent is greater than the Expense Amount, then Partnership shall receive a credit at Closing for the excess. Partnership and Contributor shall make their books and records available to each other to the extent necessary in order to carry out the intent of the foregoing provisions and shall cooperate with each other in connection therewith. In the event that, subsequent to Closing, a tenant makes a claim or files an action against Contributor on account of Contributor's collection from such tenant of such tenant's share of Collected Additional Rent in excess of such tenant's share of the Expense Amount, and Contributor has credited Partnership at Closing for all or a part of the amount which the tenant claims was overpaid to the Contributor, then Partnership shall indemnify, defend and hold Contributor harmless from and against any such claim or action to the extent of such amount credited to Partnership.

               5.2.3 Percentage rents relating to the Property ("Percentage Rent") shall be allocated and apportioned over the period of time during which the sales giving rise thereto were made. For example, if a tenant owes Percentage Rent for the calendar year 1998, then Contributor's share shall be based on the number of days during 1998 that Contributor held title to the Property. Within ten (10) days after Partnership receives Percentage Rent (or a statement thereof) from a tenant, Partnership shall forward the appropriate amount thereof (or a copy of said statement) to Contributor.

               5.2.4 At Closing, Contributor shall transfer to Partnership the amounts of all unapplied security deposits which have been received from tenants under their Leases, if any, together with all interest on such security deposits, if any, which are due to the tenants under the provisions of the Leases or applicable law, statute, code, order or regulation. Contributor and Partnership shall also adjust as of the Proration Date any payment for the month in which Closing occurs which is due under the Settlement Agreement (as defined in Section 5.3.3).

               5.2.5 All real estate taxes, special charges and assessments for public improvements affecting the Property shall be prorated on a per diem basis as of the Proration Date, disregarding any discount or penalty and on the basis of the fiscal year of the authority levying the same, whether or not such have been levied as of the date of Closing. If any of the same have not been finally assessed, as of the date of Closing, for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be readjusted immediately when and if final bills are issued.

               5.2.6  Charges for water, electricity, sewer
rental, gas, telephone and all other utilities, and charges under all Service Contracts assumed by Partnership shall be prorated on a per diem basis as of the Proration Date, disregarding any discount or penalty and on the basis of the fiscal year or billing period of the authority, utility or other person levying or charging for the same. If the consumption of any of the foregoing is measured by meters, then in lieu of apportionment as aforesaid, Contributor shall (i) not earlier than one (1) week preceding the date of Closing, obtain a reading of each such meter, (ii) prior to Closing pay all charges thereunder through the date of the meter readings, and (iii) at Closing credit Partnership with an amount, on an estimated basis, that is sufficient to pay all charges for such metered utilities from the date of the readings through the date of Closing. If there is no such meter, or if meter readings cannot be obtained, or if the bills for any of the foregoing charges have not been issued prior to the date of Closing, the charges therefor shall be adjusted at the Closing on the basis of the charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued. Contributor and Partnership shall cooperate to cause the transfer of the Property's telephone numbers and utility accounts from Contributor to Partnership. To the extent deposits held on Contributor's behalf by utility companies are transferable to Partnership, Contributor shall receive a credit at Closing in the amount of such deposits (and any interest thereon), and such deposits (and any interest thereon) shall be transferred and placed in the name of Partnership. To the extent said deposits are not transferable to Partnership, Contributor shall seek a refund of such deposits, and Partnership shall have no claim with regard to the same.

     The adjustments and prorations made pursuant to this Section
5.2 shall be made in cash and shall not affect the Conversion Value. Such adjustments and prorations shall be netted and Contributor shall pay Partnership, or Partnership shall pay Contributor, at Closing, the net cash amount which either party owes the other pursuant to this Section 5.2.

          5.3 Fees and Closing Costs. The parties agree to payment and accounting of the following fees and costs in the following manner:

               5.3.1 At Closing, Partnership shall pay to LCOR Asset Management Limited Partnership, a Delaware limited partnership ("LCOR"), (a) a fee in the amount of Ninety-Five Thousand Dollars ($95,000) (the "Financing Fee") in consideration for the Existing Mortgagee's agreement to cancel the Note and satisfy the Mortgage upon payment to the Existing Mortgagee of the Existing Mortgage Payment, and (b) a fee in the amount of Fifty Thousand Dollars ($50,000) ("Management Termination Fee") for termination of an existing Management Agreement dated October 1, 1986, by and between Contributor and Realty Management Company of South Jersey, Inc. ("Former Manager") and assigned January 18, 1995 by Former Manager to LCOR, with respect to the management of the Property ("Management Agreement").

               5.3.2 At or prior to Closing, Partnership shall pay the following costs and expenses applicable to the transactions contemplated by this Agreement:

                    (a)  legal fees and costs of outside counsel
representing Contributor in such transactions;

                    (b)  legal fees and costs of outside counsel
representing the Existing Mortgagee, to the extent the Existing
Mortgagee requires Contributor to pay such costs;

                    (c)  other fees and costs imposed by the
Existing Mortgagee in connection with canceling the Note and satisfying the Mortgage (excluding, however, scheduled periodic debt service);

                    (d) interest due under the Note with respect to the month in which Closing occurs;

                    (e)  any tenant improvement costs which have
been incurred under Leases, or for which the landlord is responsible under Leases regardless of whether they have yet accrued, and which remain unpaid as of Closing; and

                    (f)  leasing commissions under brokerage
agreements which Contributor is a party to or which Contributor is bound by which have been earned but remain unpaid as of Closing.

     The foregoing costs and expenses described in this Section 5.3.2, together with the Financing Fee and the Management Termination Fee, are hereinafter referred to as the "Accountable Closing Costs". To the extent that Accountable Closing Costs exceed Two Hundred Thousand Dollars ($200,000) (such excess constituting "Excess Closing Costs"), the Conversion Value shall be reduced by such Excess Closing Costs but not below One Hundred Fifty Thousand Dollars ($150,000). Any Excess Closing Costs which under the foregoing limitation are not applied to reduce the Conversion Value shall be paid by Contributor to Partnership in cash at Closing (or included in the netting of costs and expenses described in the last paragraph of Section 5.2 hereof, at the option of either party).

               5.3.3 Partnership acknowledges that Contributor is a party to that certain Settlement Agreement dated December 23, 1994, by and among, inter alia, Contributor and TDCR Associates, L.P., a Delaware limited partnership ("TDCR"), a copy of which is attached hereto as Exhibit "E" and made a part hereof (the "Settlement Agreement"). In the event that, prior to Closing, Contributor negotiates a permanent, level discount of the annual amount payable by Partnership to TDCR subsequent to Closing under the terms of the Settlement Agreement, then upon delivery to Partnership of an agreement documenting such discount executed by TDCR, Contributor and any other necessary parties thereto, in a form reasonably acceptable to Partnership, the Conversion Value will be increased at Closing by an amount equal to $8.00 multiplied by the annual discount (not the aggregate discount achieved over the life of the Settlement Agreement) so received (the "Base Figure"), provided, however, that the Base Figure shall be reduced by cash paid by the Partnership to TDCR at Closing in an amount sufficient to effectuate the aforementioned discount in its entirety.

               5.3.4  At Closing, Partnership shall pay all
realty transfer taxes, recording fees, deed taxes and similar charges assessed with respect to the conveyance of the Property. Partnership shall be responsible and shall pay for all legal fees and costs of outside counsel representing Partnership in the transactions contemplated by this Agreement, and for all basic, additional or special title premiums or other title charges. Unless otherwise specified in this Agreement, each party shall pay all other fees, costs and expenses incurred by such party in the performance of such party's obligations hereunder.

               5.3.5 If, within four years following Closing, American Multi-Cinema, or an entity controlling, controlled by or under common control with American Multi-Cinema (collectively, "AMC") agrees to sell to Partnership or an entity controlling, controlled by or under common control with Partnership the approximately 26 acre tract of land located behind the Property (the "AMC Tract"), then Partnership shall pay to LCOR or LCOR's designee a fee equal to ten percent (10%) of the purchase price payable for the AMC Tract ("Sales Fee"), at the time of Closing of the sale and purchase of the AMC Tract. In the event that, subsequent to the acquisition of the AMC Tract by Partnership or an entity controlling, controlled by or under common control with Partnership, LCOR or an entity controlling, controlled by or under common control with LCOR provides development services to the Partnership or such an entity related to Partnership which acquires the AMC Tract, for the construction of an AMC multiplex theater, then the entity which acquired the AMC Tract shall be entitled to a credit against the aggregate development fee payable on account of such development services in an amount equal to thirty percent (30%) of the Sales Fee.

               5.3.6 If any leasing commissions under brokerage agreements which Contributor is a party to or which Contributor is bound by are not earned as of Closing but are earned subsequent to Closing, with respect to Leases of the Property (including, without limitation, by virtue of any extension or renewal of a Lease which becomes effective after Closing), then Contributor shall remain solely liable for any such leasing commissions, and shall indemnify, defend and hold Partnership harmless from and against any and all liabilities, claims, damages, costs or expenses arising from or in connection with the obligation to pay such leasing commissions.

          5.4  Contributor's Delivery Obligations at Closing.

          At Closing, Contributor shall deliver to Partnership the following:

               5.4.1 A Bargain and Sale Deed with Covenants as to Grantor's Acts (the "Deed"), duly executed and acknowledged by Contributor, by which fee title to the Real Estate shall be conveyed to Partnership.

               5.4.2  A Bill of Sale, duly executed by
Contributor, conveying to Partnership all of Contributor's right, title, and interest in and to the tangible Personalty, free and clear of all liens, encumbrances, claims and security interests, subject only to the Permitted Conditions of Title.

               5.4.3 An assignment to Partnership of all of Contributor's right, title and interest in and to all Leases and all of Contributor's right, title and interest in and to all security deposits, prepaid rent and other prepaid monies, if any, paid or deposited by tenants under the Leases, and the interest earned thereon, if any, to date (along with an accounting of such security deposits, prepaid rents and other monies), duly executed and acknowledged by Contributor, containing a warranty that Contributor has not previously assigned or encumbered the Leases, or Contributor's right, title and interest in and to said security deposits, prepaid rent and other monies, which assignment or encumbrance will remain outstanding after Closing, and a provision wherein Contributor agrees to indemnify, defend and hold Partnership harmless from and against any and all liability, claims, or damages arising from or in connection with Contributor's duties and obligations to tenants under the Leases prior to the date of Closing, and any and all liability to or claims or damages of tenants arising from or in connection with those security deposits, prepaid rent and said other monies, made by tenants with Contributor but not delivered or credited by Contributor to Partnership at Closing pursuant to this Agreement (the "Assignment and Assumption of Leases"). The Assignment and Assumption of Leases shall also be executed by Partnership, who shall therein agree to assume and agree to perform Contributor's duties and obligations under the Leases accruing on and after the date of Closing and to indemnify, defend and hold Contributor harmless from any liability, claims or damages arising from or in connection with Partnership's duties and obligations thereunder from and after the date of Closing and any and all liability to or claims or damages of tenants arising from or in connection with those security deposits, prepaid rent and other prepaid monies, if any, delivered or credited to Partnership pursuant to this Agreement.

               5.4.4 (a) An assignment to Partnership of all of Contributor's right, title and interest in and to all Service Contracts other than Rejected Contracts (as defined in Section 7.3), duly executed by Contributor (the "Assignment and Assumption of Service Contracts"), wherein Contributor agrees to indemnify, defend and hold Partnership harmless from and against any and all liability, claims or damages arising from or in connection with Contributor's duties and obligations under the Service Contracts prior to the date of Closing. The Assignment and Assumption of Service Contracts shall also be executed by Partnership, who shall therein agree to assume and agree to perform Contributor's duties and obligations under the Service Contracts accruing on and after the date of Closing and to indemnify, defend and hold Contributor harmless from any liability, claims or damages arising from or in connection with Partnership's duties and obligations thereunder from and after the date of Closing, and (b) the written consent of all parties to Service Contracts assigned by Contributor whose consents are required in order to make such assignment binding upon such parties, to the extent such consents have been obtained.

               5.4.5  An assignment to Partnership of all
existing assignable written guarantees and warranties issued in connection with the construction, improvement, alteration or repair of the buildings, structures and other improvements constituting part of the Real Estate and in connection with the purchase or repair of any Personalty, duly executed by Contributor, together with the original of each such guarantee and warranty, to the extent available and in Contributor's possession.

               5.4.6 An assignment to Partnership of all of Contributor's right, title and interest in and to the intangible Personalty, to the extent assignable or transferable, including, without representation or warranty, and for use by Partnership solely in connection with operation of the Improvements, whatever right, if any, Contributor may have to use the name "Marlton Crossing Shopping Center", duly executed by Contributor.

               5.4.7  Evidence of termination of the Management
Agreement.

               5.4.8 To the extent then in Contributor's possession, or the possession of any entity controlling, controlled by or under common control with LCOR, the originals of
(i) all Leases, (ii) all Service Contracts, and (iii) all other materials identified in the Exhibits hereto, all other records and files relating to the current leasing, operation and maintenance of the Property (whether or not specifically enumerated herein), and keys to all locks on the Property.

               5.4.9 To the extent existing and in Contributor's possession, or the possession of any entity controlling, controlled by or under common control with LCOR, all current certificates of occupancy, licenses, permits, authorizations, consents and approvals required by any law, ordinance, or regulation for the use and occupancy of the Property and issued by any governmental or quasi-governmental authority having jurisdiction over the Property, and copies of all current certificates, if any exist and are in Contributor's possession, issued by the local board of fire underwriters (or other body exercising similar functions) with respect to the Property.

               5.4.10  To the extent existing and in
Contributor's possession or the possession of any entity controlling, controlled by or under common control with LCOR, a full set of final "as built" plans and specifications used in the construction of the buildings, structures and other improvements constituting part of the Real Estate, and any off-site improvements constructed in connection therewith, and any "as-built" drawings of underground utilities (including storm sewer, sanitary sewer, water, and telephone electric service cables) located under the Real Estate.

               5.4.11 The real estate and personal property tax bills pertaining to all or any part of the Property for the five most recent years, including pending tax protests or appeals, if any, and all documents and pleadings relating thereto, and the current notice of assessed valuation.

               5.4.12  An up-to-date rent roll marked as Exhibit
"F-1" as required by Section 6.3 hereof.

               5.4.13 Notices to tenants, in the form prepared by Partnership and approved by Contributor, duly executed by Contributor, advising of the contribution of the Property by Contributor to Partnership, and directing that rent and other payments thereafter be sent to Partnership (or its agent) at the address provided by Partnership at Closing, unless otherwise directed by Partnership.

               5.4.14 A tenant estoppel certificate from each tenant leasing space at the Property who executes and delivers such a certificate to Contributor, dated not earlier than sixty
(60) days prior to the date of Closing and consistent with Contributor's representations set forth in Section 6.3 and Exhibits "F" and "F-1". Contributor shall deliver tenant estoppel certificates in the form of Exhibit "G" to all of the tenants under Leases, and shall use reasonable business efforts to have such certificates executed, such efforts to include, without limitation, Contributor's bringing to the attention of such tenants any provisions of their respective Leases which require such tenants to execute such certificates. For each tenant from whom Contributor is unable to obtain an estoppel certificate in the form of Exhibit "G"; Contributor shall deliver to Partnership a Landlord's Affidavit, in the form of Exhibit "G-1", providing the same information requested from the tenants in the tenant estoppel certificate.

               5.4.15 A written certification dated no earlier than ten (10) days prior to the date of Closing, in compliance with The Tax Reform Act of 1984 (the "Act") and the regulations thereunder that are imposed by the Foreign Investment in Real Property Tax Act ("FIRPTA"), stating that Contributor is not a person or entity subject to withholding under FIRPTA and the Act, and containing Contributor's tax identification number and address, duly executed by Contributor.


               5.4.16 An affidavit to the Title Insurer of the type customarily provided by sellers of real property to induce title companies in the area of the Real Estate to insure over certain "standard" or "preprinted" exceptions to buyers' title policies, and such other affidavits and documents reasonably required by the Title Insurer to issue the Title Policy.

               5.4.17 A certificate executed by Contributor stating that the representations and warranties made herein by Contributor to Partnership on and as of the date of this Agreement are true and correct in all material respects on and as of the date of Closing, except that if such statement is incorrect based upon changes in facts, upon the basis of which such representations and warranties were made, occurring after the date of this Agreement, then Contributor shall deliver to Partnership a certificate executed by Contributor stating which representations and warranties are still true and correct in all material respects on and as of the date of Closing, which representatives and warranties are no longer true and correct in all material respects on and as of the date of Closing, and the reasons why the latter representations and warranties are no longer true and correct.

               5.4.18  The Escrow Agreement duly executed and
acknowledged by Contributor.

               5.4.19  Evidence of acceptance, in a form
reasonably satisfactory to the partnership counsel of Partnership, of all of the terms and conditions of the Amended and Restated Agreement of Limited Partnership of Partnership, dated December 31, 1997, including, without limitation, the power of attorney granted in Section 2.4 thereof, and such other documents or instruments as may be reasonably required by such counsel, in order to effectuate the Contributor's admission as a limited partner in Partnership.

          5.5 Partnership's Delivery Obligations at Closing. At Closing, Partnership shall deliver the OP Unit Amount to Contributor, by delivering same to Escrow Agent (as defined in the Escrow Agreement) on behalf of Contributor, shall deliver to the persons entitled thereto the other payments required under this Agreement to be made by Partnership, and shall deliver the following directly to Contributor:

               5.5.1  The Assignment and Assumption of Leases
duly executed and acknowledged by Partnership.

               5.5.2  The Assignment and Assumption of Services
Contracts duly executed by Partnership.

               5.5.3 A certificate executed by Partnership to the effect that the representations and warranties made herein by Partnership to Contributor on and as of the date of this Agreement are true and correct in all material respects on and as of the date of Closing, except that if such statement is incorrect based upon changes in facts, upon the basis of which such representations and warranties were made, occurring after the date of this Agreement, then Partnership shall deliver to Contributor a certificate executed by Partnership stating which representations and warranties are still true and correct in all material respects on and as of the date of Closing, which representatives and warranties are no longer true and correct in all material respects on and as of the date of Closing, and the reasons why the latter representations and warranties are no longer true and correct.

               5.5.4   The Escrow Agreement duly executed and
acknowledged by Partnership.

               5.5.5   Evidence, in a form reasonably
satisfactory to counsel to Contributor, of Contributor's admission as a limited partner in Partnership. Contributor's receipt of a copy of Partnership's Amended and Restated Agreement of Limited Partnership dated December 31, 1997, and documents admitting Contributor as a limited partner in Partnership, executed by Contributor, shall constitute satisfactory evidence under this Section 5.5.5.

     6.   Covenants, Representations and Warranties of
Contributor. Contributor covenants, represents and warrants to Partnership as follows (each of which is material and is being relied upon by Partnership):

          6.1 Authority. Contributor is a limited partnership, duly formed and validly existing under the laws of the State of New Jersey. Contributor has full power, authority and legal right to execute, deliver and comply with this Agreement, any other document relating thereto, and the transaction contemplated hereby. The persons executing this Agreement and all other documents required to consummate the transactions contemplated hereby on behalf of Contributor are duly authorized to execute this Agreement and such other documents on behalf of Contributor, and are authorized to bind Contributor. All actions of Contributor and other authorizations necessary or appropriate for the execution and delivery of and compliance with this Agreement and such other documents by Contributor have been taken or obtained and, assuming the due execution and delivery of this Agreement and such other documents by, and enforceability against, Partnership, upon their execution by Contributor, this Agreement and such other documents shall constitute the valid and legally binding obligations of Contributor, enforceable against Contributor in accordance with their respective terms, subject to general principles of equity and laws pertaining to bankruptcy, insolvency and similar matters.

          6.2 No Defaults. The execution of this Agreement by Contributor does not, and the performance by Contributor of the transactions contemplated by this Agreement shall not, violate or constitute a breach of (a) the partnership agreement of Contributor, (b) any permit, license, order or decree affecting Contributor or its assets, or (c) any indenture, mortgage, deed of trust or other agreement to which Contributor is a party and by which Contributor or its assets are bound.

          6.3 Leases. There is stated on Exhibit "F" a complete and correct list of all Leases in effect on the date of this Agreement, and the information set forth therein is true and correct as of the date hereof. A revised Exhibit "F", to be designated Exhibit "F-1", shall be certified by Contributor to be true and correct as of Closing, shall reflect those Leases in effect on the date of Closing and shall be delivered to Partnership at Closing as provided in Section 5.4.12 hereof. As of the date hereof, other than as indicated in Exhibit "F", each of the Leases described in Exhibit "F" is, to the best of Contributor's knowledge, valid and subsisting and in full force and effect, has not been amended, modified or supplemented, and the tenant under each is in actual possession of the leased premises in the normal course of business. The copies of the Leases delivered by Contributor to Partnership for Partnership's review were true and complete copies thereof. No tenant under any of the Leases has given Contributor written notice of any claim which remains outstanding on the date of this Agreement and which would in any way affect the collection of rent from such tenant, Contributor has received no written notice of default or breach on the part of the landlord under any of the Leases which remains uncured by the landlord, and all repairs, improvements, alterations and other obligations required on the date hereof to be performed by the landlord under each of the Leases have been performed in all material respects and have been or will be paid for by Contributor prior to Closing, except as described on Exhibit "F". There are no tenant improvements or alterations which are the Landlord's responsibility under Leases, but which have not yet been performed in all material respects because such performance is not yet required by Landlord thereunder, except as described on Exhibit "F" (the "Remaining Work"). Contributor shall complete the Remaining Work and pay for it in full prior to Closing, except that to the extent that completion of any Remaining Work is not required prior to Closing under the Leases, Contributor may, in its discretion, not complete such Remaining Work, in which event, as part of Exhibit "F-1" to be delivered to Partnership at Closing, Contributor shall list the Remaining Work which has not yet been done and the itemized cost thereof, which cost shall serve as the basis for the adjustment described in
Section 5.3.2(e). The rents and other income and charges set forth in Exhibit "F" or in the applicable Leases are the actual rents, income and charges presently being charged by Contributor under the Leases, and the same have been actually received as indicated on Exhibit "F". Except as described in Exhibit "F" or in the applicable Leases, no space within the Real Estate is occupied rent free or by any employee of Contributor. Except as expressly set forth on Exhibit "F" or in the applicable Leases, no tenant under any of the Leases is entitled to any purchase option, concessions, allowances, set-off, rebates or refunds thereunder or has prepaid any rents or other charges for more than the current month, and none of such Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered by Contributor, which assignment or encumbrance will remain outstanding after Closing. All of the Leases are free and clear of any right or interest of any real estate broker or any other person arising out of landlord's acts or the acts of any predecessor landlord, and no brokerage or leasing commission or other compensation is or will be due from or payable by landlord to any person, firm, corporation or other entity with respect to or on account of any of the Leases or any extensions or renewals thereof, except as described on Exhibit "F". There are currently no security deposits required under, or being held pursuant to, any of the Leases, except as set forth in Exhibit "F" hereto or in the applicable Leases. Except as shown on Exhibit "F" or in the applicable Leases, to the best of Contributor's knowledge, no party, person or entity is in possession of the Real Estate or Personalty or any portion thereof, and no party, person or entity has legal title of any interest in the Real Estate or Personalty, or any portion thereof, except Contributor.

          6.4 Service Contracts; Settlement Agreement. There are no contracts to which Contributor is a party, other than the Management Agreement, relating to the ownership, development, construction, operation, management, servicing or use of all or any portion of the Property (including, without limitation, equipment, supply, maintenance and concession agreements), or any guarantees and warranties extended or assigned to Contributor in connection therewith (collectively "Service Contracts") in effect on the date hereof other than those which are described in Exhibit "H", and the information set forth therein with respect to such Service Contracts is true and correct as of the date hereof. There are no persons employed on-site by Contributor in connection with the management, operation or maintenance of all or any portion of the Property whose employment will not be lawfully terminated, prior to Closing, without recourse to Partnership. The Service Contracts delivered by Contributor to Partnership are true and complete copies of all Service Contracts now in effect. No person or entity party to any Service Contract has given notice to Contributor of any claim of default on the part of the owner under any such Service Contract which remains uncured by the owner. The fees and other charges described in the Service Contracts have been paid on a current basis, to the extent due, through the date hereof. No contractor under any of the Service Contracts has claimed any additional fees or other charges, or has received any prepaid fees or charges for other than the current month. The Settlement Agreement attached hereto as Exhibit "E" is a true, correct and complete copy, and has not been modified or amended in any way. No person or entity party to the Settlement Agreement has given notice to Contributor of any claim of default on the part of Seller under the Settlement Agreement, and Contributor shall correct any such default or breach by Contributor of which notice is received prior to Closing. The fees and other charges described in the Settlement Agreement which are payable by Contributor have been paid on a current basis, to the extent due, through the date hereof.

          6.5 Notices Regarding Physical Condition. No notice has been received by Contributor from any holder of any mortgage on the Real Estate, from any insurance company which has issued a policy with respect to any portion of the Real Estate, or from any board of fire underwriters (or other body exercising similar functions), any of which notices claim any defect or deficiency or request the performance of any repairs, alterations or other work to the Real Estate which remains uncomplied with by Contributor.

          6.6  Condition of Property.  To the best of
Contributor's knowledge, there are no material defects in, mechanical failure of or damage to the major components of the physical Improvements which constitute part of the Property, consisting of the roof, structure and load bearing walls.

               6.6A Notices of Violations. Contributor has not received, and has no knowledge of the issuance of, any notices of any existing violations of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements affecting all or any portion of the Real Estate, including, without limitation, violations of the housing, building, safety, health, fire, subdivision or zoning laws, ordinances, codes and regulations of the municipality or county within which the Real Estate is located.

          6.7 Capital Accounts. The aggregate deficit balances of the capital accounts of the partners of Contributor, as determined under Section 704 of the Code and the regulations promulgated thereunder (the "Aggregate Deficit Accounts"), as of December 31, 1997, was no less than (i.e., not a smaller negative amount than) $10,935,890, and the Aggregate Deficit Accounts, as of the date of Closing, will be no less than (i.e., not a smaller negative amount than) $10,686,000.

          6.8 Assessments. To the best of Contributor's knowledge, no portion of the Real Estate is subject to any special assessment (for public improvements or otherwise) whether or not there is presently a lien thereon and Contributor has not received notice from any governmental authority having jurisdiction that such an assessment has been proposed. After the most recent tax bills and assessments received by Contributor and delivered to Partnership, Contributor has received no notice of any proposed increase in the assessed valuation of the Real Estate for tax purposes, or of any proceeding pending for the reduction of the assessed valuation of all or any portion of the Real Estate for tax purposes.

          6.9 Condemnation. Contributor has not received notice of any pending or threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Real Estate.

          6.10 Litigation. No actions, suits or proceedings have been instituted and served upon Contributor and, to the best of Contributor's knowledge, there are no actions, suits or proceedings pending or threatened, which would affect the Property or the right to occupy or utilize the Property, at law or in equity, before any federal, state, county or municipal governmental department, commission, board, bureau, agency or instrumentality, except for that which is described on Exhibit "I" attached hereto (the "Pending Litigation"). Contributor shall indemnify, defend and hold Partnership harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses arising out or of in any way relating to the Pending Litigation.

          6.11 Environmental Disclosures. To the best of Contributor's knowledge, except as disclosed in any environmental report or other material provided to or obtained by Partnership,
(a) the Real Estate has not been used for the disposal of any industrial refuse or waste, or for the processing, manufacture, storage, handling, treatment or disposal of any hazardous or toxic substance or material, other than materials used by Contributor, service providers and tenants in the ordinary course of business which, to the best of Contributor's knowledge, have been used in compliance with all environmental laws, (b) no asbestos containing materials have been installed or used on the Real Estate, (c) no machinery, equipment or fixtures containing polychlorinated biphenyls (PCBs) have been located on, in or under the Real Estate, (d) no toxic or hazardous substances or materials have been located on, in or under the Real Estate, which substances or materials, if found on the Real Estate, would subject the owner or occupant of the Real Estate to damages, penalties, liabilities or to an obligation to cleanup or remove such substances or materials under any applicable federal, state or local law, regulation or ordinance, and (e) no notice from any governmental body has ever been served upon Contributor, its agents or employees claiming any violation of any federal, state or local law, regulation or ordinance concerning the environmental state, condition, or quality of the Real Estate, or requiring or calling attention to the need for any work, repairs, construction, alterations, demolition, renovation or installation on or in connection with the Real Estate in order to comply with any law, regulation or ordinance concerning the environmental state, condition or quality of the Real Estate. Contributor agrees to deliver to Partnership within five (5) days after this Agreement has been fully executed copies of all environmental reports relating to the Real Estate in Contributor's possession or in the possession of LCOR or any person controlling, controlled by or under common control with LCOR.

          6.12 Employees. There are no ERISA or other employee benefit plans for employees of Contributor with respect to the Real Estate that will in any manner impose any liability or responsibility upon Partnership from and after the date of Closing. The wages and employee taxes of all of Contributor's employees who are employed in connection with the operation of the Real Estate, if any, have been fully paid and the employment of all such employees may be rightfully terminated by Contributor at any time prior to Closing at no cost or expense to Partnership.

          6.13 Title. To the best of Contributor's knowledge, Contributor has good and marketable fee simple title to the Real Estate and good title to the Personalty, subject only to the Permitted Conditions of Title and the Mortgage. At all times through the Closing, Contributor shall have the right and authority to convey or assign all of the Property to Partnership. Contributor has not created or permitted the creation of any recorded liens, encumbrances, encroachments, covenants, conditions, restrictions, security interests, easements, rights-of-way or other title objections which would affect the Real Estate between March 28, 1998 and the Effective Date, inclusive. There are no unrecorded monetary liens or other title objections which have been created by Contributor and affect all or any part of the Real Estate. No person, firm or corporation or other entity has any right or option to acquire the Property, or any part thereof, from Contributor. To the best of Contributor's knowledge, there are no violations of any restrictive covenants affecting the Real Estate. Notwithstanding anything to the contrary contained herein, Contributor makes no representation or warranty with respect to any outstanding licenses of, or fictitious name registrations of, or other rights to use, the name "Marlton Crossing" or any of its variations.

          6.14 Untrue Statements. To the best of Contributor's knowledge, (a) no representation or warranty by Contributor contained herein, and (b) no statement or other information contained in any exhibit hereto, financial information or statements, certificates or other instruments or documents furnished or to be furnished by Contributor to Partnership in connection with the transaction contemplated hereunder, contains, or at the Closing shall contain, any untrue statement of a material fact, or omits or shall omit to state a material fact necessary to make it not misleading.

          6.15 Addresses. Attached hereto as Exhibit "J" is a list of the names and addresses of all of the limited and general partners of the Contributor as of the Effective Date.
Contributor acknowledges that Partnership is relying upon this representation in distributing certain certificates and other information regarding the Partnership and CV to such partners as potential holders of OP Units and Common Stock of CV.

          6.16 Morgan-Stanley Letter. The terms of repayment of the sums secured by the Mortgage as described in a letter agreement dated April 15, 1998 from the Existing Mortgagee to Contributor (incorporated by reference herein as if fully set forth herein) are in full force and effect, have not been modified or amended in any way, and constitute the sole agreement between Existing Mortgagee and Contributor regarding the subject matter thereof.

     6A.   Covenants, Representations and Warranties of
Partnership. Partnership covenants, represents and warrants to Contributor as follows (each of which is material and is being relied upon by Contributor):

          6A.1 Authority. Partnership is a limited partnership, duly formed and validly existing under the laws of the State of Delaware. Partnership has full power, authority and legal right to execute, deliver and comply with this Agreement, any other document relating thereto, and the transaction contemplated hereby. The persons executing this Agreement and all other documents required to consummate the transactions contemplated hereby on behalf of Partnership are duly authorized to execute this Agreement and such other documents on behalf of Partnership, and are authorized to bind Partnership. All actions of Partnership and other authorizations necessary or appropriate for the execution and delivery of and compliance with this Agreement and such other documents by Partnership have been taken or obtained and, assuming the due execution and delivery of this Agreement and such other documents by, and enforceability against, Contributor, upon their execution by Partnership, this Agreement and such other documents shall constitute the valid and legally binding obligations of Partnership, enforceable against Partnership in accordance with their respective terms, subject to general principles of equity and laws pertaining to bankruptcy, insolvency, and similar matters.

          6A.2 CV. CV is a corporation, duly formed and validly existing under the laws of the State of Delaware. Partnership is majority owned and controlled by CV.

          6A.3 No Defaults. The execution of this Agreement by Partnership does not, and the performance by Partnership of the transactions contemplated by this Agreement shall not, violate or constitute a breach of (a) the partnership agreement of Partnership, (b) the organizational documents of CV, (c) any permit, license, order or decree affecting Partnership, CV or their assets, (d) any indenture, mortgage, deed of trust or other agreement to which Partnership or CV is a party and by which either or its assets are bound.

          6A.4 Untrue Statements. To the best of Partnership's knowledge, (a) no representation or warranty by Partnership contained herein, and (b) no statement or other information contained in any exhibit hereto, financial information or statements, certificates or other instruments or documents furnished or to be furnished by Partnership to Contributor in connection with the transaction contemplated hereunder contains, or at the Closing shall contain, any untrue statement of a material fact, or omits or shall omit to state a material fact necessary to make it not misleading.

          6A.5 Partnership Agreement. The Amended and Restated Agreement of Limited Partnership of Montgomery CV Realty, L.P. dated December 31, 1997, a copy of which has been delivered to Contributor, is in full force and effect, and has not been modified or amended.

     6B. Special Provisions Regarding Cure. In the event that Contributor receives, prior to Closing, (a) from a tenant under any of the Leases, notice of default or breach on the part of the landlord under the tenant's Lease, (b) from a person or entity party to a Service Contract with Contributor, notice of any claim of default on the part of the owner of the Real Estate under such Service Contract, (c) from any holder of a mortgage on the Real Estate, any insurance company which has issued a policy with respect to the Real Estate or any Board of Fire Underwriters (or other body exercising similar functions), a claim of a defect or deficiency in the Real Estate, or a request for the performance of any repairs, alterations or other work to the Real Estate, or
(d) from Partnership or any governmental or quasi-governmental authority having jurisdiction over the Real Estate, notice of an existing violation of federal, state, county or municipal law, ordinance, order, code, regulation or requirement affecting all or any portion of the Real Estate (all of the foregoing defaults, breaches, defects, deficiencies, violations, repairs, alterations and other work being collectively referred to as "Notices"), then Contributor shall cure such Notices, prior to Closing, subject to the balance of this paragraph. Contributor shall not be obligated to expend in excess of $15,000, in the aggregate (the "Cap"), in taking all action necessary to cure Notices. In the event that it is impractical for Contributor to cure all Notices prior to Closing, then Contributor may credit Partnership with the reasonable costs of such cure at Closing, and such credit shall be added to the sums spent directly by Contributor in curing Notices for the purpose of applying the Cap. In the event that the cost of curing all Notices exceeds $15,000, then Contributor shall advise Partnership no later than the date preceding the deadline for Closing whether Contributor intends to cure prior to Closing or credit Partnership with the cost of curing such Notices, the cost of which, to cure, would exceed the Cap. If Contributor fails to advise Partnership whether Contributor will accomplish a cure of all Notices, or will provide Partnership with a credit for the reasonable cost of such a cure in excess of the Cap, then Contributor shall be deemed to have elected not to cure or provide such a credit. If Contributor elects or is deemed to have elected not to cure all Notices or credit Partnership with the cost of curing Notices, the cost of which, to cure, would exceed the Cap, then Partnership, by notice to Contributor on or prior to the Closing deadline, may terminate this Agreement, in which event the Deposit shall be returned to Partnership, this Agreement shall be null and void and the parties hereto shall have no further obligations hereunder. In the event Partnership is entitled to terminate this Agreement pursuant to the preceding sentence, but does not elect to do so, then Partnership shall receive a credit at Closing in the amount of the Cap, less the sums expended by Contributor prior to Closing in curing Notices.

     7. Obligations and Operations Prior to Closing. Contributor shall deliver to Partnership the documents set forth in Section 7.1 as described therein. Between the Effective Date and Closing, Contributor, at Contributor's sole cost and expense, shall comply with the obligations set forth in Sections 7.2 through 7.10, inclusive:

          7.1 Existing Surveys and Reports. As of the Effective Date, Contributor shall have delivered to Partnership copies of
(a) the most recent survey of the Real Estate issued to Contributor, showing no gaps or gores in the Real Estate and no unrecorded easements or other matters which would adversely affect the current use of the Real Estate, to the extent in Contributor's possession or the possession of LCOR or any person controlled by, controlling or under common control with LCOR, and
(b) any and all existing environmental and/or soil assessments, studies, tests, reports and analyses of the Real Estate (or portions thereof) which have been issued to and are in Contributor's possession or the possession of LCOR or any person controlled by, controlling or under common control with LCOR. Upon any termination of this Agreement, Partnership agrees to return all such materials delivered to Partnership pursuant to this Agreement, and all other materials regarding the Property obtained by Partnership, to Contributor promptly without request. The terms of the preceding sentence shall survive termination of this Agreement.

          7.2 Maintenance of Operation. Contributor shall maintain the Real Estate and Personalty and all portions thereof in the same condition as on the Effective Date (subject to reasonable wear and tear, casualty loss and condemnation), including, without limitation, maintaining the roof in water-tight condition and all systems in good operating condition, and shall perform all routine or ordinary maintenance, repairs and replacements thereto. The Real Estate shall be operated by Contributor in substantially the same manner as it has been operated prior to the date hereof.

          7.3 Leases and Service Contracts. No new Leases or Service Contracts shall be entered into, and there shall be no amendment, modification, extension, renewal (subject to existing tenant options) or termination by Contributor of any existing Leases or Service Contracts, without Partnership's prior written consent, which shall not be unreasonably withheld. Contributor shall keep and perform all of the obligations to be performed by Contributor under the Leases and Services Contracts in substantially the same manner as it has kept and performed the same prior to the Effective Date. Contributor shall deliver to Partnership copies of any notices of default given or received by Contributor with respect thereto. At Closing, Partnership shall assume all Service Contracts entered into after the Effective Date in accordance with the terms of this Section 7.3, and all other Service Contracts which are not Rejected Contracts. Within five (5) days following the Effective Date, the Partnership shall notify Contributor of those Service Contracts in effect as of the Effective Date which Partnership does not desire to assume as of Closing. Contributor shall use reasonable efforts to obtain the consent to an assignment of all other Service Contracts described on Exhibit "H" to Partnership, to the extent that such consent is required by the terms of such Service Contracts. Any Service Contracts which Partnership notifies Contributor that Partnership does not desire to assume and which Contributor has the legal right to terminate within the period between Contributor's receipt of Partnership's notice and the date of Closing, without cost to Contributor, or which are described on Exhibit "H", but cannot be assumed without the consent of a third party that has not been obtained as of the Closing, are referred to herein as "Rejected Contracts". Contributor shall indemnify, defend and hold Partnership harmless from any liability, claims or damages arising from Contributor's duties and obligations under Rejected Contracts.

          7.4 Replacements. Contributor shall not convey or remove from the Property or any portion thereof any of the Improvements or Personalty (except in the ordinary course of business, or in the event of casualty or condemnation, for the replacement of Personalty with similar items which are of equal or better worth than the items which are replaced).

          7.5 Liens. Contributor shall not create or permit the creation of any liens, encumbrances, encroachments, covenants, conditions, restrictions, security interests, easements, rights of way or other title objections which would affect the Property on or after the Effective Date.

          7.6  Insurance.  Contributor shall maintain
Contributor's existing casualty insurance, liability insurance and other insurance policies respecting the Property.

          7.7 Books and Records. Partnership, its accountants and other representatives shall be afforded reasonable access to all of Contributor's current books, records and files relating to the Property. There shall be furnished to Partnership all information possessed by Contributor concerning the Property which Partnership, its accountant and its representatives shall reasonably request, including, without limitation, an income and expense statement indicating, in detail, all income generated from the Property, and all operating and capital expenses incurred in connection with Contributor's ownership, operation and management of the Property for the three most recent calendar years and the month(s) of January through March, 1998, and for April, 1998 as soon as available. Said costs shall include, without limitation, taxes, insurance, utility charges, repairs, maintenance, management fees, capital replacement costs, advertising costs and leasing commissions. In addition, Contributor shall provide Partnership with (i) the operating and maintenance budget for the Property for the calendar year 1997 and (ii) any and all operating or income statements for the Property prepared after the date of this Agreement, as soon as they are available.

          7.8 Inspections. Partnership and its architects, contractors, engineers, inspectors, agents and other representatives shall have access to and permission to enter the Real Estate (interior and exterior) including the offices of Contributor at the Real Estate, if any, between the date hereof and Closing, at reasonable times, upon reasonable notice to Contributor, subject at all times to being accompanied by a representative of Contributor, at Contributor's option, to inspect, survey, test, measure or appraise the Property, and the books and records relating thereto. Partnership shall not unreasonably interfere with the rights, occupancy or business of Contributor or any tenants of the Real Estate in conducting such activities at the Real Estate. Partnership shall promptly restore any damage done to the Real Estate, and indemnify, defend and hold Contributor harmless from and against any claim or damage, including without limitation any claim or damage arising out of property damage and/or personal injury, that may be caused by Partnership or its representatives entering upon the Real Estate whether before or after the date hereof.

          7.9 Securities Compliance. Prior to or immediately following the Effective Date, Partnership has distributed or intends to distribute (a) to Contributor the certificate attached hereto as Exhibit "L" and made a part hereof, (b) to the general partners of Contributor who are identified in Exhibit "J" the certificate attached hereto as Exhibit "L-1" and made a part hereof, (c) to the limited partners of Contributor who are identified in Exhibit "J" the certificate attached hereto as Exhibit "L-2" and made a part hereof. Accompanying each such certificate shall be the information described on Exhibit "L-3" attached hereto and made a part hereof. Contributor agrees to complete, execute and deliver to Partnership the certificate attached hereto as Exhibit "L" within ten (10) days following the Effective Date. Contributor also agrees to use commercially reasonable efforts (X) to obtain from each general partner of Contributor and deliver to Partnership, prior to Closing, a completed and executed certificate in the form of Exhibit "L-1", and (y) to obtain from each limited partner of Contributor and deliver to Partnership, prior to Closing, a completed and executed certificate in the form of Exhibit "L-2".

          7.10 Right of First Refusal. Contributor shall (a) use its best efforts to cause the withdrawal, with prejudice, of any and all litigation which Linpro Marlton Crossing Commercial Land II Limited Partnership ("Linpro") currently has with Marlton KDA Limited Partnership ("KDA") or its affiliates concerning a right of first refusal (the "ROFR") reserved in Exhibit "G" of that certain corrective deed dated April 8, 1986, between KDA Limited II and KDA, covering certain real estate adjacent to the Property ("Adjacent Real Estate") which is now subject to a Purchase and Sale Agreement between KDA and Marlton Plaza Associates, L.P. ("MPA"), an entity controlled by Partnership, and concerning certain related matters, prior to Closing, (b) cause Eric Eichler ("Eichler") to reasonably cooperate with Partnership in its efforts to cause the ROFR to be removed as a title exception to the title insurance policy issued by Title Insurer to MPA in connection with its acquisition of the Adjacent Real Estate, including, without limitation, providing to MPA all partnership agreements and related relevant documents concerning Contributor, Linpro or their affiliated entities, any settlement agreement entered into by such parties and/or Eichler with KDA, and the documents described in numbered paragraphs 1, 2 and 4 of that certain letter dated May 15, 1998, from Janet R. Seligman of the Title Insurer to Mark L. Morris, counsel to the Partnership, a copy of which has been received by Contributor (it being understood that the documents described in such paragraph 2 may not include the "termination of the Declaratory Action" referred to in paragraph 3 of such letter), and causing Eichler to execute and deliver to the Title Insurer the notarized affidavit described in numbered paragraph 5 of such letter, (c) cause Eichler to provide KDA with a stipulation of facts reasonably requested by KDA, to the extent that the stipulation is true and correct in all respects, if it is required by KDA in seeking a declaratory judgment or similar ruling declaring the ROFR to be expired or terminated, and (d) use good faith efforts to cause the partners of the holder of the ROFR (or the individuals who hold the ROFR, as the case may be), excluding Jay Cranmer, George Higgins and William M. Swain, Jr., to acknowledge in writing that the ROFR is terminated or expired without exercise, and that they claim no further interest in the ROFR. The obligations of Contributor contained in this Section 7.10 are contingent upon Contributor and KDA entering into an agreement pursuant to which KDA is to dismiss with prejudice its counterclaims in the litigation described in this Section 7.10, other than its claims with respect to a declaratory judgment to quiet title to the Adjacent Real Estate.

     8. Conditions Precedent to Partnership's Obligations. Partnership's obligation hereunder to accept the Property from Contributor is expressly conditioned on the satisfaction of all of the following conditions (any one or more of which may be waived in writing in whole or in part by Partnership, at Partnership's option):

          8.1  Omitted.

          8.2  Omitted.

          8.3 Title Policy. Title to the Real Estate shall be ready to be delivered to Partnership in the condition described in Section 4 hereof, and the Title Insurer shall be prepared to issue, upon Partnership's payment of the premium therefor, Title Insurer's other charges and the other amounts required under this Agreement to be paid by Partnership, the Title Policy to Partnership on the date of Closing.

          8.4 No Material Adverse Change. No material adverse change shall have occurred with respect to the Property, or the business or financial condition of the Property, from the date of this Agreement through the date of Closing.

          8.5 Representations and Warranties. All of the representations and warranties of Contributor contained in this Agreement shall (a) have been true and correct in all material respects when made, and (b) shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date.

          8.6 Compliance by Contributor. Contributor shall have performed, observed and complied with all covenants and agreements required by this Agreement to be performed, observed and complied with on its part prior to Closing hereunder, and shall be prepared to perform, observe and comply with all covenants and agreements required by this Agreement to be performed, observed and complied with on its part as of Closing, including, without limitation, the delivery of all documents and other items to be delivered by Contributor under Section 5.4 hereof.

          8.7  Omitted.

          8.8 ISRA Letter. Contributor shall have obtained and be prepared to deliver to Partnership at Closing a "Letter of Nonapplicability" issued by the New Jersey Department of Environmental Protection ("NJDEP"), confirming that the terms and conditions of the Industrial Site Recovery Act and the regulations promulgated thereunder (collectively, "ISRA") do not apply to the conveyance of the Real Estate to the Partnership, together with copies of all affidavits and other documents and statements submitted to NJDEP in connection with Contributor's requests for such Letter of Nonapplicability, which affidavits and documents shall comply with the requirements of NJDEP and ISRA. If not previously applied for, Contributor shall apply for such a Letter of Nonapplicability promptly following the Effective Date. In lieu of delivery of such a Letter of Nonapplicability to Partnership, Contributor may deliver to Partnership a "negative declaration" (as defined in ISRA) obtained by Contributor from NJDEP confirming the environmental condition of the Property and its compliance with the terms and conditions of ISRA.


          8.9 Failure of Conditions. If any of the conditions of Sections 8.3 through 8.8 are not satisfied (and not waived by Partnership by consummating Closing) as of the deadline for Closing set forth in Section 5.1, then Partnership shall be deemed to have terminated this Agreement. In the case of such termination, the Deposit shall forthwith be returned to Partnership, this Agreement shall be null and void, and the parties hereto shall have no further rights, obligations or liabilities hereunder; provided, however, that if a failure of condition specified in Section 8.5(a) or Section 8.6 occurs, then Partnership's remedies in respect thereof shall not be limited to the right to terminate this Agreement as set forth above, and Partnership shall be permitted to exercise the remedies described in Section 11.

     8A. Conditions Precedent to Contributor's Obligations. Contributor's obligation hereunder to contribute the Property to Partnership is expressly conditioned on the satisfaction of all of the following conditions (any one or more of which may be waived in writing in whole or in part by Contributor, at Contributor's option):

          8A.1 Representations and Warranties. All of the representations and warranties of Partnership contained in this Agreement shall (a) have been true and correct in all material respects when made, and (b) shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date.

          8A.2 Compliance by Partnership. Partnership shall have performed, observed and complied with all covenants and agreements required by this Agreement to be performed, observed and complied with on its part prior to Closing hereunder, and shall be prepared to perform, observe and comply with all covenants and agreements required by this Agreement to be performed, observed and complied with on its part as of Closing, including, without limitation, the delivery of all documents and other items to be delivered by Partnership under Section 5.5 hereof.

          8A.3 Failure of Conditions. If either of the conditions of Sections 8A.1(a) or 8A.2 is not satisfied (and not waived by Contributor by consummating Closing) as of the deadline for Closing set forth in Section 5.1, then Contributor shall be deemed to have terminated this Agreement, the Deposit shall forthwith be delivered to Contributor, as Contributor's sole and exclusive remedy, as liquidated damages (and not as a penalty) in lieu of, and as full compensation for, all rights or claims of Contributor against Partnership by reason of such non-satisfaction of conditions, this Agreement shall be null and void, and the parties hereto shall have no further rights, obligations or liabilities hereunder. If the condition of
Section 8A.1(b) is not satisfied (and not waived by Contributor by consummating Closing) as of the deadline for Closing set forth in Section 5.1, then Contributor shall be deemed to have terminated this Agreement, the Deposit shall be returned to Partnership, this Agreement shall be null and void, and the parties hereto shall have no further rights, obligations or liabilities hereunder.

     9.   Damage or Destruction; Condemnation; Insurance.

          9.1 Termination. If at any time prior to the date of Closing, all or any portion of the Real Estate is destroyed or damaged as a result of fire or any other casualty whatsoever ("Casualty Damage") and the cost of restoring such Casualty Damage exceeds $50,000, or if all or any portion of the Real Estate is condemned or taken by eminent domain proceedings by any public authority ("Condemnation"), then Partnership, at Partnership's option, may (a) terminate this Agreement by notice in writing to Contributor prior to Closing, in which event the Deposit shall be returned to Partnership, this Agreement shall be null and void, and the parties hereto shall have no further rights, obligations or liabilities hereunder, or (b) proceed with Closing by the deadline for Closing provided in Section 5.1, without extension and without reduction in the OP Unit Amount.

          9.2 Condemnation; No Termination. If there is a Condemnation and Partnership does not elect to terminate this Agreement as permitted by Section 9.1, then all Condemnation proceeds paid or payable to Contributor shall belong to Partnership and shall be paid over and assigned to Partnership at Closing, and Contributor shall further execute all assignments and any other documents or instruments as Partnership may reasonably request, as may be necessary to transfer all of Contributor's interest in such proceeds to Partnership.

          9.3 Casualty; No Termination. If there is Casualty Damage and Partnership does not elect to terminate (or is not permitted to terminate) this Agreement as provided in Section 9.1, then (i) all insurance proceeds paid or payable to Contributor shall belong to Partnership and shall be paid over and assigned to Partnership at Closing, (ii) Contributor shall further execute all assignments and any other documents or other instruments as Partnership may reasonably request, as may be necessary to transfer all interest in all such proceeds to Partnership, and (iii) Contributor shall credit Partnership at Closing with an amount equal to the amount of any insurance policy deductible.

     10. Partnership's Default. In the event Partnership defaults under this Agreement, then Contributor shall give Partnership written notice of such default, and Partnership shall have ten (10) days, or such shorter period as may remain prior to the deadline for Closing, to cure such default. In the event all defaults by Partnership are not cured prior to the deadline for Closing, Title Insurer shall deliver the Deposit to Contributor, as Contributor's sole and exclusive remedy, as liquidated damages (and not as a penalty) in lieu of, and as full compensation for, all rights or claims of Contributor against Partnership by reason of such default; and thereupon this Agreement shall be null and void and the parties hereto shall have no further rights, obligations or liabilities hereunder.

     11. Contributor Default; Liability Limitation. In the event Contributor defaults under this Agreement prior to Closing, then Partnership shall give written notice of such default to Contributor, and Contributor shall have ten (10) days, or such shorter period as may remain prior to the deadline for Closing, to cure such default. In the event all defaults by Contributor are not cured prior to the deadline for Closing, then Partnership may, as Partnership's sole and exclusive remedy, either (a) pursue the remedy of specific performance, or (b) elect, by notice in writing to Contributor, to terminate this Agreement, whereupon Title Insurer shall return the Deposit to Partnership, and Contributor shall be liable to Partnership for actual (but not consequential) damages of no greater than Two Hundred Fifty Thousand Dollars ($250,000) on account of Contributor's default. Notwithstanding the foregoing, in the event Partnership elects to pursue the remedy of specific performance and determines that Partnership desires to change its election of remedies to termination of this Agreement and the pursuit of damages, then Partnership may do so. Notwithstanding anything to the contrary contained in this Agreement or in any document delivered in connection with or pursuant to this Agreement (including without limitation those delivered pursuant to Sections 5.4 and 7.9), the liability of Contributor for breach of any representation, warranty, covenant or obligation hereunder or thereunder, including, without limitation, any indemnification obligation hereunder or thereunder, shall be limited to the assets of Contributor and the LCOR Assets (hereinafter defined). Such liability shall not extend to or be enforceable against (whether by levy, execution, sale or otherwise) any assets of Contributor's general partners other than the business assets of such general partners at the time of enforcement of such liability then comprising or relating to the group of entities and/or properties commonly known as or operating in whole or in part under the "LCOR" or "Linpro" names (including any company, entity or group of properties which is a successor to such group of entities and/or properties, in whole or in part) (the "LCOR Assets"). The parties agree that LCOR Assets as they may exist from time to time will include those properties which are or have been acquired after the date of this Agreement and will exclude those properties which are or have been transferred after such date in the ordinary course of business, but not those which are or have been transferred by fraudulent conveyance.

     12. Notices. All notices, consents and other communications hereunder shall be in writing (whether or not a writing is expressly required hereby), and either hand delivered, delivered by overnight mail such as Federal Express or delivered by first class certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the addresses listed below (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), and such notices, consents and communications shall be deemed given when received, unless hand delivery or delivery by mail as aforesaid is refused, in which case notice shall be deemed given when hand delivery is attempted or delivery by mail is attempted, as the case may be:

               If to Partnership:

               Mr. Jeffrey Hipple
               Montgomery CV Realty L.P.
               580 West Germantown Pike
               Suite 200
               Plymouth Meeting, PA 19462

               With a required contemporaneous copy to:

               Mark L. Morris, Esquire
               Fox, Rothschild, O'Brien & Frankel, L.P.
               2000 Market Street - 10th Floor
               Philadelphia, PA  19103

               If to Contributor:

               Mr. Peter DiLullo
               LCOR Incorporated
               300 Berwyn Park, Suite 104
               Berwyn, PA 19312

               With a required contemporaneous copy to:

               Sigmund T. Weiner, Esquire
               Jones, Day, Reavis & Pogue
               1450 G Street, N.W., 6th Floor
               Washington, DC 20005-2088

     Notices, consents and other communications may be given on behalf of the parties by their respective counsel.

     13. Brokers. Contributor and Partnership each warrant and represent to the other that it has had no dealings, negotiations or communications with any brokers or other intermediaries in connection with this Agreement or the contribution of the Property pursuant hereto. In the event that any claim is asserted against Partnership by any person, firm or corporation, whether broker or otherwise, claiming a commission and/or finder's fee with respect to the contribution of the Property resulting from any act, representation or promise of Contributor, Contributor shall indemnify, defend and hold Partnership harmless from and against any such claim, and in the event any such claim shall be made against Contributor resulting from any act, representation or promise of Partnership with respect to said contribution, Partnership shall likewise indemnify, defend and hold Contributor harmless from and against any such claim.

     14.  Miscellaneous.

          14.1 Effective Date. The date inserted on the cover page and in the introductory paragraph of this Agreement is herein referred to as the "Effective Date".

          14.2 Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          14.3 Parties at Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This Agreement and all or any portion of Partnership's rights hereunder may be assigned by Partnership to a partnership of which Partnership is the sole limited partner and of which a limited liability company, of which Partnership is the sole member, is the sole general partner, without the prior consent of Contributor. However, Partnership may not assign its obligations hereunder to any other party. All references to Partnership in this Agreement shall be deemed to include references to Partnership's assignee, to the extent any rights of Partnership are assigned to such assignee.

          14.4 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act or event from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday in the State of New Jersey, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or such legal holiday.

          14.5 Recording. This Agreement shall not be recorded in any office or place of public record, and if Partnership shall record this Agreement or cause the same to be recorded without Contributor's express written consent thereto, Contributor may, at Contributor's option, elect to treat such act as a breach of this Agreement.

          14.6 Waiver. The failure of either party to insist upon strict compliance with any of the terms or conditions of this Agreement shall not be deemed a waiver thereof, nor shall any waiver of any right hereunder at any one or more times be deemed a waiver or relinquishment of such right at any other time or times.

          14.7 Survival. Only the provisions of Sections 3, 5.2, 5.3.5, 5.3.6, 6 (other than the representations in Section
6.3 regarding Exhibit "F" (being supplanted by Exhibit "F-1"), the first sentence of Section 6.8, the first two sentences of
Section 6.13 as they apply to the Real Estate, the third through sixth sentences of Section 6.13, and clause (a) of Sections 6.14 and 6A.4 as such clause (a), in each case, relates to the other representations and warranties described in this parenthetical),
Section 6A, the last sentences of Sections 7.3 and 7.8, and Sections 9.2, 9.3, 11, 12, 13 and 14 hereof shall survive Closing, and such surviving Sections shall survive only for a period of one (1) year following Closing, except for Contributor's and Partnership's respective representations, warranties, agreements and indemnities set forth in Sections 3, 5.3.5, 5.3.6, the last sentences of Sections 6.10 and 6.13,
Section 6.15, the last sentences of Sections 7.3 and 7.8, and Sections 11, 12, 13 and 14, which shall survive without time limitation. If a party has not received written notice within such one (1) year period of a claim by the other party of a breach or default under any of the aforementioned surviving sections, specifying with particularity the nature and extent of the claimed breach or default, then all covenants, agreements, conditions, representations, warranties, obligations and undertakings contained in the surviving Section, except as so specified and except as set forth in Sections 3, 5.3.5, 5.3.6, the last sentences of Sections 6.10 and 6.13, Section 6.15, the last sentences of Sections 7.3 and 7.8, and Sections 11, 12, 13 and 14, shall be deemed to have been fully performed, waived or otherwise discharged. All covenants, representations, warranties, agreements, conditions, obligations and undertakings hereunder which are not specified to survive Closing shall be deemed to have been fully performed, waived or otherwise discharged by the occurrence of Closing, and shall merge into the Deed. Notwithstanding anything to the contrary contained herein, in the event a representation and warranty made by Contributor in this Agreement shall be true and correct in all material respects when made, but, do to a factual change in the circumstances upon which such representation and warranty was based occurring subsequent to the Effective Date, such representation and warranty is not true and correct in all material respects as of the Closing, and Partnership fails to exercise its rights to terminate this Agreement pursuant to Section 8.5(b), then the representation and warranty made as of the Effective Date shall be revised to take into account such change in circumstances, as described in the certificate delivered to Partnership at Closing pursuant to Section 5.4.17 hereof.

          14.8 Entire Agreement; Amendments. This Agreement and the exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertaking between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written, between the parties, except as contained herein. This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party against whom enforcement of any waiver, change, modification, consent or discharge is sought.

          14.9 Governing Law. This Agreement and any and all disputes arising out of or in connection herewith shall be governed by the laws of the State of New Jersey.

          14.10 "As Is" Contribution. Partnership hereby acknowledges the Property has been inspected prior to the date of this Agreement, or will be inspected by Partnership prior to Closing. Subject to the provisions of this Agreement, Partnership hereby agrees to accept contribution of the Property "as is" and not in reliance upon any statement, representation or warranty of Contributor not otherwise expressly set forth herein.

          14.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14.12 Construction. As used herein, the terms (a) "person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or any agency or political subdivision thereof; and (b) "including" shall mean including, without limiting the generality of the foregoing.

          14.13 Partial Invalidity. If any provision of this Agreement is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such provision of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Contributor and Partnership that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable provision was not contained herein and was replaced with a provision as close in meaning and effect which is not illegal, invalid, unlawful, void or unenforceable, and the rights, obligations and interest of Contributor and Partnership under the remainder of this Agreement shall continue in full force and effect.

          14.14 Prevailing Party. If either Partnership or Contributor brings an action to enforce its rights under this Agreement, the successful party shall be reimbursed by the unsuccessful party for all costs of enforcement, including reasonable attorneys' fees and court costs. Tender of deed or contribution consideration shall not be necessary where the other party has defaulted.

          14.15     Time is of the Essence.  Time is of the
essence of this Agreement.

          14.16 Confidentiality. Notwithstanding the terms and conditions of a certain Confidentiality Agreement dated as of February 20, 1998 by and among Partnership, LCOR and Contributor,
(a) each party shall have the right to disclose information relating to this Agreement and such transactions to their respective lenders (existing and proposed), counsels, accountants, consultants and employees engaged in providing services in connection with this Agreement or such transactions, and (b) Contributor and Partnership shall be permitted to disclose the details of this transaction to any person following Closing.

          14.17  Undertakings by Contributor and Partnership.

               (a) In addition to the obligations required to be performed hereunder by Contributor and Partnership at Closing, Contributor and Partnership each agrees to perform such other acts, and to execute, acknowledge and deliver, prior to, at or subsequent to Closing, such other instruments, documents and other materials as the other may reasonably request and as shall be necessary in order to effect the consummation of the transaction contemplated hereby and to vest title to the Property in Partnership.

               (b)  Without limiting the generality of the
foregoing, Contributor agrees that, at Partnership's sole cost and expense, Contributor shall cooperate with Partnership and any affiliate or agent of Partnership ("Partnership's Affiliate") in Partnership's compliance with the reporting requirements of the Securities and Exchange Commission ("SEC") and Partnership's or
Partnership's Affiliate's primary commercial lender.   Such
cooperation shall include, without limitation, providing copies of existing audited financial statements, if any, prepared by Contributor's accountant, along with a representation letter from Contributor's accountant and/or attorney, permitting the attachment of such financial statements as part of filings with the SEC, for up to three (3) years prior to the Closing. If audited financial statements are not available for any year for which an audited statement is required by Partnership or Partnership's Affiliate, Contributor shall provide Partnership with access to Contributor's books and records sufficient to permit Partnership to prepare such audited statements, at Partnership's sole cost and expense. Partnership shall reimburse Contributor and Contributor's accountant for any reasonable costs incurred by Contributor or Contributor's accountant in complying with the requirements of this Section 14.17(b), including, without limitation, paying Contributor's accountant a reasonable fee for the use of the audited financials and the issuance of the consent letter, if applicable.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement.


                      CONTRIBUTOR:

                      MARLTON CROSSING SHOPPING
                      CENTER LIMITED PARTNERSHIP

                      By:/s/ Eric Eichler

                      Managing General Partner

                      PARTNERSHIP:

                      MONTGOMERY CV REALTY L.P., a Delaware
                      limited partnership

                      BY:  MONTGOMERY CV REALTY TRUST, a Delaware
                           business trust, its general partner

                           By:/s/ Louis P. Meshon, Sr.

                           Louis P. Meshon, Sr., President






                           EXHIBIT 2.2

       ASSIGNMENT AND ASSUMPTION OF CONTRIBUTION AGREEMENT


          This ASSIGNMENT AND ASSUMPTION OF CONTRIBUTION
AGREEMENT is made as of the 22nd day of June, 1998, by and between MONTGOMERY CV REALTY L.P., a Delaware limited partnership
("Assignor"), and MARLTON PLAZA ASSOCIATES II, L.P., a Delaware limited partnership ("Assignee").

          Assignor and Marlton Crossing Shopping Center Limited Partnership, a New Jersey limited partnership ("Contributor"), are parties to a Contribution Agreement dated May 29, 1998 (the "Agreement"), pursuant to which Contributor agreed to contribute to Assignor and Assignor agreed to accept from Contributor, certain property located in the Township of Evesham, County of Burlington, and State of New Jersey, known as Marlton Crossing Shopping Center Phase I, as more particularly described in the Agreement (the "Property"). Assignor now desires to assign its right, title and interest in and to the Agreement to Assignee.

          Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Assignor, and intending to be legally bound hereby, Assignor hereby transfers and assigns to Assignee all of Assignor's right, title and interest in and to the Agreement, including, without limitation, the right to accept the Property and all other items to be contributed by Contributor thereunder, for the consideration stated therein. Assignee hereby accepts such assignment from Assignor.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Contribution Agreement as of the date and year first above written.


                   ASSIGNOR:

                   Montgomery CV Realty L.P., a Delaware limited partnership

                   By: Montgomery CV Realty Trust, its general
                       partner

                   By: /s/ Louis P. Meshon, Sr.


                   Louis P. Meshon, Sr., President




                   ASSIGNEE:

                   Marlton Plaza Associates II, L.P., a Delaware limited partnership

                   By: Marlton Plaza II LLC, its general
                       partner

                   By: Montgomery CV Realty L.P., its sole member

                   By: Montgomery CV Realty Trust, its general
                       partner

                   By: /s/ Louis P. Meshon, Sr.

                       Louis P. Meshon, Sr., President




                           EXHIBIT 2.3


          MARLTON PLAZA ASSOCIATES II, L.P. as mortgagor
                            (Borrower)


                                to

        GMAC COMMERCIAL MORTGAGE CORPORATION, as mortgagee
                             (Lender)

               ___________________________________

                           MORTGAGE AND
                        SECURITY AGREEMENT
               ___________________________________

               Dated:         June 24, 1998

               Location: Route 73 and Old Marlton Pike
                         Evesham Township
                         Burlington County, NJ


             Parcel Identification No:  Block 24.21, Lot 2
             Commonly known as Marlton Crossing Shopping Center I







           PREPARED BY AND UPON RECORDATION RETURN TO:
                   Kathleen M. Sandone, Esquire
              Ballard Spahr Andrews & Ingersoll, LLP
                 1735 Market Street - 51st Floor
                     Philadelphia, PA  19103
                          (215) 864-8706







                        TABLE OF CONTENTS

                                                             Page

Article 1 - GRANTS OF SECURITY . . . . . . . . . . . . . . . . .1
     Section 1.1  Property Mortgaged.. . . . . . . . . . . . . .1
     Section 1.2  Assignment of Leases and Rents.  . . . . . . .4
     Section 1.3  Security Agreement.  . . . . . . . . . . . . .4
     Section 1.4  Pledge of Monies Held.   . . . . . . . . . . .4

Article 2 - DEBT AND OBLIGATIONS SECURED . . . . . . . . . . . .5
     Section 2.1  Debt.. . . . . . . . . . . . . . . . . . . . .5
     Section 2.2  Other Obligations.   . . . . . . . . . . . . .5
     Section 2.3  Debt and Other Obligations.  . . . . . . . . .6
     Section 2.4  Payments.  . . . . . . . . . . . . . . . . . .6

Article 3 - BORROWER COVENANTS . . . . . . . . . . . . . . . . .6
     Section 3.1  Payment of Debt. . . . . . . . . . . . . . . .6
     Section 3.2  Incorporation by Reference.  . . . . . . . . .6
     Section 3.3  Insurance. . . . . . . . . . . . . . . . . . .7
     Section 3.4  Payment of Taxes, Etc.   . . . . . . . . . . 11
     Section 3.5  Escrow Fund.   . . . . . . . . . . . . . . . 12
     Section 3.6  Condemnation.  . . . . . . . . . . . . . . . 12
     Section 3.7  Leases and Rents.          . . . . . . . . . 13
     Section 3.8  Maintenance of Property.   . . . . . . . . . 14
     Section 3.9  Waste.   . . . . . . . . . . . . . . . . . . 15
     Section 3.10  Compliance With Laws.   . . . . . . . . . . 15
     Section 3.11  Books and Records.  . . . . . . . . . . . . 16
     Section 3.12  Payment For Labor and Materials.  . . . . . 17
     Section 3.13  Performance of Other Agreements.  . . . . . 18
     Section 3.14  Change of Name, Identity or Structure.. . . 18
     Section 3.15  Existence . . . . . . . . . . . . . . . . . 18

Article 4 - SPECIAL COVENANTS. . . . . . . . . . . . . . . . . 18
     Section 4.1  Property Use.. . . . . . . . . . . . . . . . 18
     Section 4.2  ERISA.   . . . . . . . . . . . . . . . . . . 18
     Section 4.3  Single Purpose Entity.   . . . . . . . . . . 19
     Section 4.4  Restoration After Casualty/Condemnation. . . 21

Article 5 - REPRESENTATIONS AND WARRANTIES . . . . . . . . . . 26
     Section 5.1  Warranty of Title. . . . . . . . . . . . . . 26
     Section 5.2  Authority.   . . . . . . . . . . . . . . . . 26
     Section 5.3  Legal Status and Authority.  . . . . . . . . 26
     Section 5.4  Validity of Documents.   . . . . . . . . . . 26
     Section 5.5  Litigation.  . . . . . . . . . . . . . . . . 27
     Section 5.6  Status of Property.  . . . . . . . . . . . . 27
     Section 5.7  No Foreign Person.   . . . . . . . . . . . . 28
     Section 5.8  Separate Tax Lot.  . . . . . . . . . . . . . 28
     Section 5.9  ERISA Compliance.  . . . . . . . . . . . . . 29
     Section 5.10  Leases.   . . . . . . . . . . . . . . . . . 29
     Section 5.11  Financial Condition.  . . . . . . . . . . . 30
     Section 5.12  Business Purposes.  . . . . . . . . . . . . 30
     Section 5.13  Taxes.  . . . . . . . . . . . . . . . . . . 30
     Section 5.14  Mailing Address.  . . . . . . . . . . . . . 30
     Section 5.15  No Change in Facts or Circumstances.  . . . 30
     Section 5.16  Disclosure.   . . . . . . . . . . . . . . . 30
     Section 5.17  Third Party Representations.  . . . . . . . 30
     Section 5.18  Illegal Activity.   . . . . . . . . . . . . 30

Article 6 - DEBTOR/CREDITOR RELATIONSHIP . . . . . . . . . . . 31
     Section 6.1  Relationship of Borrower and Lender. . . . . 31
     Section 6.2  Servicing of the Loan. . . . . . . . . . . . 31

Article 7 - FURTHER ASSURANCES . . . . . . . . . . . . . . . . 31
     Section 7.1  Recording of Security Instrument, Etc. . . . 31
     Section 7.2  Further Acts, Etc.   . . . . . . . . . . . . 31
     Section 7.3  Changes in Tax, Debt Credit and Documentary
                  Stamp Laws. . . . .  . . . . . . . . . . . . 32
     Section 7.4  Estoppel Certificates.   . . . . . . . . . . 32
     Section 7.5  Flood Insurance.   . . . . . . . . . . . . . 33
     Section 7.6  Splitting of Security Instrument.  . . . . . 34
     Section 7.7  Replacement Documents.   . . . . . . . . . . 34
     Section 7.8  Amended Financing Statements.  . . . . . . . 34

Article 8 - DUE ON SALE/ENCUMBRANCE. . . . . . . . . . . . . . 34
     Section 8.1  No Sale/Encumbrance. . . . . . . . . . . . . 34
     Section 8.2  Sale/Encumbrance Defined.  . . . . . . . . . 35
     Section 8.3  Lender's Rights.   . . . . . . . . . . . . . 36

Article 9 - PREPAYMENT . . . . . . . . . . . . . . . . . . . . 36
     Section 9.1  Prepayment Only in Accordance with Note. . . 36

Article 10 - DEFAULT . . . . . . . . . . . . . . . . . . . . . 37
     Section 10.1  Events of Default.. . . . . . . . . . . . . 37

Article 11 - RIGHTS AND REMEDIES . . . . . . . . . . . . . . . 38
     Section 11.1  Remedies. . . . . . . . . . . . . . . . . . 38
     Section 11.2  Application of Proceeds.  . . . . . . . . . 41
     Section 11.3  Right to Cure Defaults.   . . . . . . . . . 42
     Section 11.4  Actions and Proceedings.  . . . . . . . . . 42
     Section 11.5  Recovery of Sums Required To Be Paid.   . . 42
     Section 11.6  Examination of Books and Records.   . . . . 42
     Section 11.7  Other Rights, Etc.  . . . . . . . . . . . . 43
     Section 11.8  Right to Release Any Portion of
                   the Property     .  . . . . . . . . . . . . 43
     Section 11.9  Violation of Laws.  . . . . . . . . . . . . 44
     Section 11.10  Right of Entry.  . . . . . . . . . . . . . 44

Article 12 - ENVIRONMENTAL HAZARDS . . . . . . . . . . . . . . 44
     Section 12.1  Environmental Representations and
                   Warranties  . . . . . . . . . . . . . . . . 44
     Section 12.2  Environmental Covenants.  . . . . . . . . . 45
     Section 12.3  Lender's Rights.  . . . . . . . . . . . . . 46

Article 13 - INDEMNIFICATION . . . . . . . . . . . . . . . . . 47
     Section 13.1  General Indemnification.. . . . . . . . . . 47
     Section 13.2  Mortgage and/or Intangible Tax.   . . . . . 48
     Section 13.3  ERISA Indemnification.  . . . . . . . . . . 48
     Section 13.4  Environmental Indemnification.  . . . . . . 49
     Section 13.5  Duty to Defend; Attorneys' Fees and
                   Other Fees and Expenses . . . . . . . . . . 50

Article 14 - WAIVERS . . . . . . . . . . . . . . . . . . . . . 50
     Section 14.1  Waiver of Counterclaim. . . . . . . . . . . 50
     Section 14.2  Marshalling and Other Matters.  . . . . . . 50
     Section 14.3  Waiver of Notice.   . . . . . . . . . . . . 50
     Section 14.4  Waiver of Statute of Limitations. . . . . . 51
     Section 14.5  Sole Discretion of Lender.  . . . . . . . . 51
     Section 14.6  Survival.   . . . . . . . . . . . . . . . . 51
     Section 14.7  Waiver of Trial By Jury.  . . . . . . . . . 51

Article 15 - EXCULPATION . . . . . . . . . . . . . . . . . . . 52
     Section 15.1  Exculpation.. . . . . . . . . . . . . . . . 52
     Section 15.2  Reservation of Certain Rights.  . . . . . . 52
     Section 15.3  Exceptions to Exculpation.  . . . . . . . . 52
     Section 15.4  Recourse.   . . . . . . . . . . . . . . . . 53
     Section 15.5  Bankruptcy Claims.  . . . . . . . . . . . . 53

Article 16 - NOTICES . . . . . . . . . . . . . . . . . . . . . 53
     Section 16.1  Notices.. . . . . . . . . . . . . . . . . . 53

Article 17 - APPLICABLE LAW. . . . . . . . . . . . . . . . . . 55
     Section 17.1  Choice of Law.. . . . . . . . . . . . . . . 55
     Section 17.2  Usury Laws.   . . . . . . . . . . . . . . . 55
     Section 17.3  Provisions Subject to Applicable Law.   . . 55
     Section 17.4  Inapplicable Provision.   . . . . . . . . . 55

Article 18 - SECONDARY MARKET. . . . . . . . . . . . . . . . . 56
     Section 18.1  Dissemination of Information. . . . . . . . 56

Article 19 - COSTS . . . . . . . . . . . . . . . . . . . . . . 56
     Section 19.1  Performance at Borrower's Expense.. . . . . 56
     Section 19.2  Attorney's Fees for Enforcement.  . . . . . 57

Article 20 - DEFINITIONS . . . . . . . . . . . . . . . . . . . 57
     Section 20.1  General Definitions.. . . . . . . . . . . . 57
     Section 20.2  Headings, Etc.  . . . . . . . . . . . . . . 58

Article 21 - MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . 58
     Section 21.1  No Oral Change. . . . . . . . . . . . . . . 58
     Section 21.2  Liability.  . . . . . . . . . . . . . . . . 58
     Section 21.3  Duplicate Originals; Counterparts.  . . . . 58
     Section 21.4  Number and Gender.  . . . . . . . . . . . . 58
     Section 21.5  Subrogation.  . . . . . . . . . . . . . . . 58
     Section 21.6  Entire Agreement.   . . . . . . . . . . . . 58

Article 22 - LOCAL LAW PROVISIONS. . . . . . . . . . . . . . . 59


Exhibits -

     Exhibit A - Description of Land
     Exhibit B - Local Law Provisions



Definitions

The terms set forth below are defined in the following Sections of this Security Instrument:

  a.   ADA:  Subsection 3.10(a);
  b.   Applicable Law:  Subsection 3.10(a);
  c.   Attorneys' Fees/Counsel Fees:  Section 20.1;
  d.   Bankruptcy Code:  Subsection 1.1(f);
  e.   Borrower:  Preamble;
  f.   Business Day:  Section 16.1;
  g.   Casualty Consultant:  Subsection 4.4(b)(iii);
  h.   Casualty Retainage:  Subsection 4.4(b)(iv);
  i.   Collateral:  Section 1.3;
  j.   Debt:  Section 2.1;
  k.   Default Rate:  Section 11.3;
  l.   Environmental Indemnity:  Subsection 10.1(c);
  m.   Environmental Law:  Section 12.1;
  n.   Environmental Liens:  Section 12.2;
  o.   Environmental Report:  Section 12.1;
  p.   ERISA:  Subsection 4.2(a);
  q.   Escrow Fund:  Section 3.5;
  r.   Event:  Section 19.1;
  s.   Event of Default:  Section 10.1;
  t.   Exculpated Parties:  Section 15.1;
  u.   Force Majeure:  Subsection 4.4(b);
  v.   Guarantor:  Section 5.5;
  w.   Hazardous Substances:  Section 12.1;
  x.   Improvements:  Subsection 1.1(c);
  y.   Indemnified Parties:  Section 13.1;
  z.   Indemnitor:  Subsection 10.1(c);
  aa.  Independent Director:  Subsection 4.3(c);
  bb.  Insurance Premiums:  Subsection 3.3(b);
  cc.  Investor:  Section 18.1;
  dd.  Land:  Subsection 1.1(a);
  ee.  Lease Guaranty:  Subsection 3.7(a);
  ff.  Leases:  Subsection 1.1(f);
  gg.  Lender:  Preamble;
  hh.  Loan Application:  Section 5.15;
  ii.  Losses:  Section 13.1;
  jj.  Net Proceeds:  Subsection 4.4(b);
  kk.  Net Proceeds Deficiency:  Subsection 4.4(b)(vi);
  ll.  Note:  Recitals;
  mm.  Obligations:  Section 2.3;
  nn.  Other Charges:  Subsection 3.4(a);
  oo.  Other Obligations:  Section 2.2;
  pp.  Other Security Documents:  Section 3.2;
  qq.  Participations:  18.1;
  rr.  Permitted Exceptions:  Section 5.1;
  ss.  Person:  Section 20.1;
  tt.  Personal Property:  Subsection 1.1(e);
  uu.  Policies/Policy:  Subsection 3.3(b);
  vv.  Property:  Section 1.1;
  ww.  Qualified Insurer:  Subsection 3.3(b);
  xx.  Rating Agency:  Subsection 3.3(b);
  yy.  Release:  Section 12.1;
  zz.  Remediation:  Section 12.1;
  aaa. Rents:  Subsection 1.1(f);
  bbb. Restoration:  Subsection 3.3(d);
  ccc. Securities:  Section 18.1;
  ddd. Securitization:  Section 18.1;
  eee. Security Instrument:  Preamble;
  fff. Servicer:  Section 6.2;
  ggg. SPE Member:  Subsection 4.3(b);
  hhh. Taxes:  Subsection 3.4(a); and
  iii. Uniform Commercial Code:  Subsection 1.1(e).


       MORTGAGE AND SECURITY AGREEMENT (the "Security Instrument") is made as of the 24th day of June, 1998, by MARLTON PLAZA ASSOCIATES II, L.P., a Delaware limited partnership having its principal place of business c/o Marlton Plaza II LLC, Plymouth Plaza, 580 West Germantown Pike, Suite 200, Plymouth Meeting, Pennsylvania 19462, as mortgagor ("Borrower") to GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation, having an address at 650 Dresher Road, Horsham, Pennsylvania 19044-8015, as mortgagee ("Lender").


                            RECITALS:

       Borrower by its promissory note of even date herewith given to Lender is indebted to Lender in the principal sum of $11,650,000 in lawful money of the United States of America (the note together with all extensions, renewals, modifications, consolidations, substitutions, replacements, restatements and increases thereof shall collectively be referred to as the "Note"), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

       Borrower desires to secure the payment of the Debt (as defined in Article 2) and the performance of all of its obligations under the Note and the Other Obligations (as defined in Article 2).


                  Article 1 - GRANTS OF SECURITY

       Section 1.1 Property Mortgaged. Borrower does hereby irrevocably (i) mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey to Lender and to its successors and assigns with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Lender, and (ii) grant a security interest to Lender and to its successors and assigns with power of sale, in accordance with the terms and conditions hereof, for the use and benefit of Lender, in, the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the "Property"):

          (a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the "Land");

          (b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land that may, from time to time, by supplemental mortgage or otherwise, be expressly made subject to the lien of this Security Instrument;

          (c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the "Improvements");

          (d) Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

          (e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land or the Improvements, or appurtenant thereto, and used in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or used in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the "Personal Property"), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

          (f) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of all or any part of the Land or the Improvements heretofore or hereafter entered into whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. 101 et seq. (the
"Bankruptcy Code"), as the same may be amended from time to time (the "Leases") and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, all guarantees, letters of credit and any other credit support given by any guarantor in connection therewith, cash or securities deposited under the Leases to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code (the "Rents") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

          (g) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

          (h) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property;

          (i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

          (j) Rights. The right, in the name and on behalf of Borrower, to commence any action or proceeding to protect the interest of Lender in the Property and while an Event of Default (defined in Section 10.1) remains uncured, to appear in and defend any action or proceeding brought with respect to the Property;

          (k)  Agreements.  All agreements, contracts,
certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Borrower thereunder;

          (l) Intangibles. All accounts, escrows, chattel paper, claims, deposits, trade names, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles specific to or used in connection with the operation of the Property, if any;

          (m) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims; and

          (n) Other Rights. Any and all other rights of Borrower in and to the items set forth in Subsections (a) through
(m) above.

       Section 1.2 Assignment of Leases and Rents. Borrower hereby absolutely and unconditionally assigns to Lender Borrower's right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.2 and Section 3.7, Lender grants to Borrower a revocable license to collect and receive the Rents. Borrower shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

       Section 1.3 Security Agreement. This Security Instrument is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations (defined in Section 2.3), a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code, the "Collateral"). This Security Instrument is also a financing statement filed as a "fixture filing" for the purposes of Article 12A:9-402(6) of Division 9 of the Uniform Commercial Code. For the purposes of compliance with the aforesaid section of the Uniform Commercial Code, Lender is the secured party, the Borrower is the debtor, and the address of the secured party from which information concerning the security interest granted hereby may be obtained as set forth in the first paragraph on page 1 of this Security Instrument. Certain of the Personal Property is or is to become fixtures related to the Land and Improvements.

       Section 1.4 Pledge of Monies Held. Borrower hereby pledges to Lender, and grants to Lender a security interest in, any and all monies now or hereafter held by Lender, including, without limitation, any sums deposited in the Escrow Fund (defined in Section 3.5) and the Net Proceeds (defined in Section 4.4), as additional security for the Obligations until expended or applied as provided in this Security Instrument.



                       CONDITIONS TO GRANT

       TO HAVE AND TO HOLD the above granted and described
Property unto the Lender and its successors and assigns, with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Lender, and the successors and assigns of Lender, forever;

       PROVIDED, HOWEVER, these presents are upon the express condition that, if Borrower shall well and truly pay to Lender the Debt at the time and in the manner provided in the Note and this Security Instrument, shall well and truly perform the Other Obligations as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, these presents and the estate hereby granted shall cease, terminate and be void.


             Article 2 - DEBT AND OBLIGATIONS SECURED

       Section 2.1 Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the "Debt"):

          (a)  the payment of the indebtedness evidenced by the
Note in lawful money of the United States of America;

          (b) the payment of interest, default interest, late charges and other sums, as provided in the Note, this Security
Instrument or the Other Security Documents (defined in Section
3.2);

          (c) the payment of any Defeasance Deposit for Defeasance of the Loan (as such items are defined in the Note) as well as all costs and expenses incurred by Lender in connection with the Defeasance;

          (d) the payment of all other monies agreed or provided to be paid by Borrower in the Note, this Security Instrument or the Other Security Documents;

          (e) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; and

          (f) the payment of all sums advanced and costs and expenses incurred by Lender in connection with the Debt or any part thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender.

     Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "Other
Obligations"):

          (a) the performance of all other obligations of Borrower contained herein;

          (b) the performance of each obligation of Borrower contained in the Note in addition to the payment of the Debt and of Borrower and of any Guarantor (defined in Section 5.5) contained in the Other Security Documents; and

          (c) the performance of each obliga tion of Borrower and any Guarantor contained in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all or any part of the Note, this Security Instrument or the Other Security Documents.

     Section 2.3  Debt and Other Obligations.  Borrower's
obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively below as the "Obligations."

     Section 2.4 Payments. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender's sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default.



                  Article 3 - BORROWER COVENANTS

     Borrower covenants and agrees with Lender that:

     Section 3.1 Payment of Debt. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

     Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents other than the Note or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note or the other Obligations, including, without limitation, the obligations of Borrower under that certain letter by and between Borrower and Lender of even date herewith relating to Borrower's intention to develop real property adjacent to the Land (the "Consent Letter"), which Consent Letter is attached as Exhibit B hereto and made a part hereof (collectively, the "Other Security Documents"), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

     Section 3.3  Insurance.

          (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:

               (i) Property Insurance. Insurance with respect to the Improvements and building equipment insuring against any peril included within the classification "All Risks of Physical Loss" in amounts at all times sufficient to prevent Lender from becoming a co-insurer within the terms of the applicable policies and under applicable law, but in any event such insurance shall be maintained in an amount equal to the full insurable value of the Improvements and building equipment, the term "full insurable value" to mean the actual replacement cost of the Improvements and building equipment (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually by an insurer, a recognized independent insurance broker or an independent appraiser selected and paid by Borrower and in no event less than the coverage required pursuant to the terms of any Lease. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Borrower shall also maintain insurance against loss or damage to such furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Borrower from time to time, to the extent applicable, in the amount of the cost of replacing the same, in each case, with inflation guard coverage to reflect the effect of inflation, or annual valuation. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Lender's approval. The maximum deductible shall be $10,000.00;

               (ii) Liability Insurance. Comprehensive general liability insurance, including personal injury, bodily injury, death and property damage liability, insurance against any and all claims, including all legal liability to the extent insurable and imposed upon Lender and all court costs and attorneys' fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the Property but in no event for a combined single limit of less than $5,000,000. During any construction of the Property, Mortgagor's general contractor for such construction shall also provide the insurance required in this Subsection b. Lender hereby retains the right to periodically review the amount of said liability insurance being maintained by Borrower and to require an increase in the amount of said liability insurance should Lender deem an increase to be reasonably prudent under then existing circumstances;

               (iii) Workers' Compensation Insurance. Statutory workers' compensation insurance with respect to any work on or about the Property covering all persons subject to the workers' compensation laws of the state in which the Property is located;

               (iv)  Business Interruption.  Business
interruption and/or loss of "rental income" insurance in an amount sufficient to avoid any co-insurance penalty and to provide proceeds which will cover a period of not less than one
(1) year from the date of casualty or loss, with a six month extended period of indemnity, the term "rental income" to mean the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Borrower from third parties which are the legal obligation of the tenants, reduced to the extent such amounts would not be received because of operating expenses not incurred during a period of non-occupancy of that portion of the Property then not being occupied. The amount of coverage shall be adjusted annually to reflect the rents payable during the succeeding twelve (12) month period.

               (v) Boiler and Machinery Insurance. Broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery, and equipment located in, on or about the Property and insurance against loss of occupancy or use arising from any breakdown in such amount per accident equal to the replacement value of the improvements housing the machinery or $2,000,000 or such other amount reasonably determined by Lender. If one or more large HVAC units is in operation at the Property, "System Breakdowns" coverage shall be required, as determined by Mortgagee. Minimum liability coverage per accident must equal the value of such unit(s);

               (vi) Flood Insurance. If required by Subsection 5.6(a) hereof, flood insurance in an amount at least equal to the lesser of (A) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured); or (B) the maximum insurance available under the appropriate National Flood Insurance Administration program. The deductible may not exceed $25,000.


               (vii) During the period of any construction, renovation or alteration of the Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Lender's request, a completed value, "All Risk" Builder's Risk form, or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Lender may be required. During the period of any construction of any addition to the existing Improvements, a completed value, "All Risk" Builder's Risk form or "Course of Construction" insurance policy in non-reporting form, in an amount approved by Lender, shall be required.

               (viii) Other Insurance. Such other insurance with respect to the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Lender against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, including, without limitation, sinkhole, mine subsidence, earthquake and environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

          (b) All insurance provided for in Subsection 3.3(a) hereof shall be obtained under valid and enforceable policies (the "Policies" or in the singular, the "Policy"), and shall be issued by one or more domestic primary insurer(s) having an investment grade rating of "A" or better ("AA" or better for Loans of 25 million or more), or a comparable claims paying ability assigned by S & P or equivalent one or more credit rating agencies approved by Lender (a "Rating Agency"), (each such insurer shall be referred to below as a "Qualified Insurer").
All insurers providing insurance required by this Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.3(a)(ii) above shall name Lender as an additional named insured and the Policy referred to in Subsection 3.3(a)(i),
(iv), (v) and (vi) above shall provide that all proceeds be payable to Lender as set forth in Section 4.4 hereof. The Policies referred to in Subsections 3.3(a)(i), (v) and (vi) shall also contain: (i) a standard "non-contributory mortgagee" endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omission of Lender. All Policies described in Subsection 3.3(a) above shall contain (i) a provision that such Policies shall not be canceled or terminated, nor shall they expire, without at least thirty (30) days' prior written notice to Lender in each instance, except in the event of termination for failure to pay premiums in which event only fifteen (15) days' prior written notice shall be required; and (ii) include effective waivers by the insurer of all claims for Insurance Premiums (defined below) against any mortgagee, loss payees, additional insureds and named insureds (other than Borrower). In the event that the Property or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, the policy shall include an ordinance or law coverage endorsement which will contain Coverage A: "Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages. Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than thirty (30) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the "Insurance Premiums"). Originals or certificates of such replacement Policies shall be delivered to Lender promptly after Borrower's receipt thereof but in any case within thirty (30) days after the effective date thereof. If Borrower fails to maintain and deliver to Lender the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days' prior notice to Borrower, Lender may procure such insurance at Borrower's sole cost and expense.

          (c) Borrower shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to this Section 3.3.

          (d) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and provided that Borrower shall have received the Net Proceeds, Borrower shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the "Restoration") and otherwise in accordance with
Section 4.4 of this Security Instrument.

          (e) The insurance coverage required under Section 3.3(a) may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property, and any sublimit in such blanket policy applicable to the Property, and shall in any case comply in all other respects with the requirements of this
Section 3.3.

          (f) The insurance coverage required under Subsection 3.3(a)(ii) may be satisfied by a layering of Commercial General Liability, Umbrella and Excess Liability Policies, but in no event will the Commercial General Liability policy be written for an amount less than $1,000,000 per occurrences and $2,000,000 aggregate for bodily injury and property damage liability. [The Lender may require umbrella coverage which will be evaluated on a case by case basis].

          (g) The delivery to Lender of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance as relating to the Property by Borrower to Lender as further security for the indebtedness secured hereby. In the event of foreclosure of this Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Borrower in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Lender or other transferee in the event of such other transfer of title.
Approval of any insurance by Lender shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

          (h) Lender shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance. Borrower shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is named insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

     Section 3.4  Payment of Taxes, Etc.

          (a) Borrower shall pay by their due date all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Taxes"), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "Other Charges"), and all charges for utility services provided to the Property as same become due and payable. Borrower will deliver to Lender, promptly upon Lender's request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.

          (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property,
(iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost,
(vi) Borrower shall have set aside adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, and (vii) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon, taking into consideration the amount in the Escrow Fund available for payment of Taxes.

     Section 3.5 Escrow Fund. At the option of Lender, Lender may require Borrower to establish an Escrow Fund (defined below) sufficient to discharge its obligations for the payment of Insurance Premiums and Taxes pursuant to Sections 3.3 and 3.4 hereof. Initial deposits of Taxes and Insurance Premiums shall be made by Borrower to Lender in amounts determined by Lender in its discretion on the date hereof to be held by Lender in escrow. Additionally, Borrower shall pay to Lender on the first day of each calendar month (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, upon the due dates established by the appropriate taxing authority during the next ensuing twelve (12) months and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the initial deposits together with the amounts in (a) and (b) above shall be called the "Escrow Fund"). Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate tax authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Provided there are sufficient amounts in the Escrow Fund and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Escrow Fund to the payments of such Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall reasonably estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender.

     Section 3.6 Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings to the extent permitted by law. Upon an Event of Default, Borrower shall deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Borrower shall not make any agreement in lieu of condemnation of the Property or any portion thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld or delayed in the case of a taking of an insubstantial portion of the Property. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. If the Property or any portion thereof is taken by the power of eminent domain, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of in accordance with Section 4.4 of this Security Instrument. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the Debt.

     Section 3.7  Leases and Rents.

          (a) Except as otherwise consented to by Lender, all Leases shall be written on a standard form of lease which shall have been approved by Lender. Upon request, Borrower shall furnish Lender with executed copies of all Leases. No material changes may be made to the Lender-approved standard lease without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. All proposed leases shall be subject to the prior approval of Lender except that all proposed leases which (i) are on the same form of lease which has been approved by Lender, (ii) are the result of an arms-length transaction, (iii) which provide for rental rates comparable to existing market rates, (iv) where space to be leased does not exceed more than ten percent (10%) of total rentable space of the Property, (v) where the proposed tenant is an independent third party not affiliated with the Borrower, and (vi) do not contain any terms which would materially affect Lender's rights under this Security Instrument, the Note or the Other Security Documents, shall not be subject to the prior approval of Lender. Borrower (i) shall observe and perform all the obligations imposed upon the lessor under the Leases if the failure to perform or observe the same would materially and adversely affect the value of the Property taken as a whole and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall send or receive thereunder; (iii) shall enforce in a commercially reasonable manner all of the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed; provided, however, with respect to multifamily residential property, a residential Lease may be terminated in the event of a default by the tenant thereunder; (iv) shall not collect any of the Rents more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (vi) shall not (A) materially alter, modify or change the terms of the Leases without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed if the alteration, modification or change does not materially and adversely affect the value of the Property taken as a whole and provided further that such Lease, as altered, modified or changed, is otherwise in compliance with the requirements of this Security Instrument, or
(B) cancel or terminate any Lease (except for defaults thereunder) of more than ten (10%) percent of the rentable space of the Property or accept a surrender thereof or convey or transfer or suffer or permit a conveyance or transfer of the Land or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of the obligations of, lessees thereunder; (vii) shall not alter, modify or change the terms of any guaranty, letter of credit or other credit support with respect to the Leases (the "Lease Guaranty") or cancel or terminate such Lease Guaranty without the prior written consent of Lender; and (viii) shall not consent to any assignment of or subletting under the Leases not in accordance with their terms, without the prior written consent of Lender. Notwithstanding the foregoing, subdivisions (ii), (vi), (vii) and
(viii) shall not apply to residential Leases for space in a multifamily residential property.

        (b) In the event the lessee under that certain Lease by and between Marlton Crossing Shopping Center Limited Partnership, as landlord and Super Fresh Food Markets, as tenant, dated March 17, 1986, as amended and/or assigned from time to time (the "Super Fresh Lease") provides Borrower with notice of non-renewal of such Super Fresh Lease, Borrower shall establish an interest-bearing account for the benefit of Lender. Commencing with the first rent payment due under the Super Fresh Lease during the last twelve (12) months of the term of such lease, Borrower shall deposit all rents, revenues, issues and profits collected under the Super Fresh Lease into such account (the "Super Fresh Cash Flow Account"). Notwithstanding the foregoing, Borrower need not make deposits into the Super Fresh Cash Flow Account which would cause such account to contain a balance in excess of Five Hundred Thousand Dollars ($500,000). The balance in the Super Fresh Cash Flow Account shall be released to Borrower upon the occurrence of one of the following events: (i) payment in full of the Debt, (ii) Defeasance of the Loan, or
(iii) commencement of rent payments by a replacement lessee occupying the leased premises currently occupied by Super Fresh, pursuant to a release executed by Lender and approving the occupancy of such replacement lessee, the terms of the replacement lease and the rent payments thereunder.

     Section 3.8 Maintenance of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use or Improvement to be discontinued or abandoned without the express written consent of Lender.

     Section 3.9 Waste. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

     Section 3.10  Compliance With Laws.

          (a) Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof including, but not limited to, the Americans with Disabilities Act ("ADA") (collectively, "Applicable Law").

          (b) Borrower shall from time to time, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.

          (c) Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower's responsibilities for compliance with Applicable Laws without the prior written approval of Lender. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

          (d) Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

          (e) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents; (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder; (iv) neither the Property nor any part thereof or interest therein nor any of the tenants or occupants thereof shall be affected in any material adverse way as a result of such proceeding; and (v) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

     Section 3.11  Books and Records.

          (a) Borrower and any Guarantors and Indemnitors shall keep adequate books and records of account in accordance with methods acceptable to Lender in its sole discretion, consistently applied and furnish to Lender:

               (i) quarterly certified rent rolls signed and dated by Borrower, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within thirty (30) days after the end of each fiscal quarter;

               (ii) a quarterly operating statement of the Property detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total debt service and total cash flow, together with a balance sheet for such quarter, to be prepared and certified by Borrower in the form required by Lender, and if available, any quarterly operating statement and/or balance sheet prepared by an independent certified public accountant within thirty (30) days after the close of each fiscal quarter.

               (iii) an annual balance sheet and profit and loss statement of Borrower, any Guarantors and any Indemnitors, in the form required by Lender, prepared and certified by the respective Borrower, Guarantor and/or Indemnitor, as applicable, within ninety (90) days after the close of each fiscal year;

               (iv) an annual certified rent roll presented on a quarterly basis consistent with the quarterly certified rent rolls described above within ninety (90) days after the close of each fiscal year;

               (v) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property and all proposed capital replacements and improvements at least thirty (30) days prior to the start of each calendar year; and

               (vi) such other financial statements, including monthly operating statements and rent rolls, as Lender may reasonably request.

           (b) Upon reasonable request from Lender, Borrower and its affiliates shall furnish to Lender:

               (i)  a property management report for the
Property, if available, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower under penalty of perjury to be true and complete, but no more frequently than quarterly; and

               (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

          (c) Borrower and its affiliates and any Guarantor and Indemnitor shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender.

     Section 3.12 Payment For Labor and Materials. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions (defined in Section 5.1).

     Section 3.13  Performance of Other Agreements.   Borrower
shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property.

     Section 3.14 Change of Name, Identity or Structure. Borrower will not change Borrower's name, identity (including its trade name or names) or, if not an individual, Borrower's corporate, partnership or other structure without notifying the Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of the Lender.

     Section 3.15  Existence.  Borrower will continuously
maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names.


                  Article 4 - SPECIAL COVENANTS

     Borrower covenants and agrees with Lender that:

     Section 4.1 Property Use. The Property shall be used only for a commercial shopping center and for no other use without the prior written consent of Lender, which consent may be withheld in Lender's discretion.

     Section 4.2  ERISA.

          (a) It shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and the Other Security Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of this Security Instrument, as requested by Lender in its sole discretion, that (i) Borrower is not an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and
(iii) one or more of the following circumstances is true:

                    (A)  Equity interests in Borrower are
publicly offered securities, within the meaning of 29 C.F.R.
2510.3-101(b)(2);

                    (B) Less than 25 percent of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. 2510.3-101(f)(2); or

                    (C)  Borrower qualifies as an "operating
company" or a "real estate operating company" within the meaning of 29 C.F.R. 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

     Section 4.3  Single Purpose Entity.

          (a)   It has not and shall not:

               (i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

               (ii) acquire or own any material assets other than
(A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

               (iii)     merge into or consolidate with any
person or entity or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, without in each case Lender's consent;

               (iv) fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of Lender, amend, modify, terminate or fail to comply with the provisions of Borrower's partnership agreement, articles or certificate of incorporation, operating agreement or similar organizational documents, as the case may be, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect the ability of Borrower to perform its obligations hereunder, under the Note or under the Other Security Documents;

               (v) own any subsidiary or make any investment in, any person or entity without the consent of Lender;

               (vi) commingle its assets with the assets of any of its general partners, members, shareholders, affiliates, principals or of any other person or entity;

               (vii)     incur any debt, secured or unsecured,
direct or contingent (including guaranteeing any obligation), other than the Debt and trade payables incurred in the ordinary course of business, provided same are paid when due;

               (viii) fail to maintain its records, books of account and bank accounts separate and apart from those of the general partners, members, shareholders, principals and affiliates of Borrower, the affiliates of a general partner or member, or shareholder of Borrower, and any other person or entity;

               (ix) enter into any contract or agreement with any general partner, member, shareholder, principal or affiliate of Borrower, Guarantor or Indemnitor, or any general partner, member, principal or affiliate thereof, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any general partner, member, shareholder, principal or affiliate of Borrower, Guarantor or Indemnitor, or any general partner, member, principal or affiliate thereof;

               (x) seek the dissolution or winding up in whole, or in part, of Borrower;

               (xi) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any general partner, member, shareholder, principal or affiliate of Borrower, or any general partner, member, shareholder, principal or affiliate thereof or any other person;

               (xii)     hold itself out to be responsible for
the debts of another person;

               (xiii)    make any loans or advances to any third
party, including any general partner, member, shareholder, principal or affiliate of Borrower, or any general partner, principal or affiliate thereof;

               (xiv)     fail to file its own tax returns;

               (xv) agree to, enter into or consummate any transaction which would render Borrower unable to furnish the certification or other evidence referred to in Section 4.2(b) hereof;

               (xvi) fail either to hold itself out to the public as a legal entity separate and distinct from any other entity or person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that Borrower is responsible for the debts of any third party (including any general partner, principal or affiliate of Borrower, or any general partner, principal or affiliate thereof);

               (xvii)    fail to maintain adequate capital for
the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; or

               (xviii)   file or consent to the filing of any
petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors.

          (b) Borrower is a limited partnership or a limited liability company, each general partner or at least one member (the "SPE Member") of Borrower, as applicable, is a corporation or company whose sole asset is its interest in Borrower and each general partner or the SPE Member of Borrower, as applicable, will at all times comply, and will cause Borrower to comply, with each of the covenants, terms and provisions contained in Section 4.3(a) as if such representation, warranty or covenant was made directly by such general partner or SPE Member. Only the SPE Member may be designated as a manager under the law where the Borrower is organized.

          (c)  Intentionally deleted.

          (d)  Intentionally deleted.

     Section 4.4 Restoration After Casualty/Condemnation. In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:

          (a) If (i) the Net Proceeds (defined below) do not exceed $250,000 ("Casualty Amount"); (ii) the costs of completing the Restoration as reasonably estimated by Borrower shall be less than or equal to the Casualty Amount; (iii) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the Other Security Documents; (iv) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 12.1); and
(v) such fire or other casualty or taking, as applicable, does not materially impair access to the Property or the Improvements, then the Net Proceeds will be disbursed directly to Borrower and Borrower shall commence and diligently prosecute to completion, subject to Force Majeure (defined herein), the Restoration of the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such
taking.   Except upon the occurrence and continuance of an Event
of Default, Borrower shall settle any insurance claims with respect to the Net Proceeds which in the aggregate are less than or equal to the Casualty Amount. Lender shall have the right to participate in and reasonably approve any settlement for insurance claims with respect to the Net Proceeds which in the aggregate are equal to or greater than the Casualty Amount. If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Lender, in the name of Borrower as its true and lawful attorney-in-fact, to file and prosecute such claim and to collect and to make receipt for any such payment. If the Net Proceeds are received by Borrower, such Net Proceeds shall, until the completion of the related work, be held in trust for Lender and shall be segregated from other funds of Borrower to be used to pay for the cost of the Restoration in accordance with the terms hereof.

          (b) If the Net Proceeds are greater than the Casualty Amount, such Net Proceeds shall, subject to the provisions of the Leases that are superior to the lien of this Security Instrument or with respect to which subordination, non-disturbance agreements binding upon Lender have entered into concerning the deposits of Net Proceeds, be forthwith paid to Lender to be held by Lender in a segregated account to be made available to Borrower for the Restoration in accordance with the provisions of this Subsection 4.4(b). Borrower shall commence and diligently prosecute to completion, subject to Force Majeure (defined below), the Restoration (in the case of a taking, to the extent the Property is capable of being restored). The term "Net Proceeds" for purposes of this Section 4.4 shall mean: (i) the net amount of all insurance proceeds received by Lender under the Policies carried pursuant to Subsections 3.3(a)(i), (iv), (v),
(vi) and (vii) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to reasonable counsel fees), if any, in collecting the same, whichever the case may be. The term "Force Majeure" for the purpose of this Section 4.4 shall have the following meaning: Borrower shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Borrower's control such as, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any materials or services, and acts of God.

               (i) The Net Proceeds shall be made available to Borrower for payment of, or reimbursement of Borrower's expenses in connection with, the Restoration, subject to the following conditions:

                    (A)  no Event of Default shall have occurred
and be continuing under the Note, this Security Instrument or any of the Other Security Documents;

                    (B) Lender shall, within a reasonable period of time prior to request for initial disbursement, be furnished with an estimate of the cost of the Restoration accompanied by an independent architect's certification as to such costs and appropriate plans and specifications for the Restoration;

                    (C) the Net Proceeds, together with any cash or cash equivalent deposited by Borrower with Lender, are sufficient to cover the cost of the Restoration as such costs are certified by the independent architect;

                    (D)  (1) in the event that the Net Proceeds
are insurance proceeds, less than fifty percent (50%) of the total floor area of the Improvements has been damaged or destroyed, or rendered unusable as a result of such fire or other casualty; or (2) in the event that the Net Proceeds are condemnation awards, less than fifty percent (50%) of the Land constituting the Property is taken, such Land that is taken is located along the perimeter or periphery of the Property and no portion of the Improvements is located in such Lands;

                    (E)  Lender shall be satisfied that any
operating deficits, including all scheduled payments of principal and interest under the Note which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, or (2) other funds of Borrower;

                    (F) Lender shall be satisfied that, upon the completion of the Restoration and related lease-up, if applicable, the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, debt service on the Note at a coverage ratio (on a "normalized" basis, i.e., after deducting replacement reserve requirements and reserves for tenant improvements and leasing commissions from net operating income, whether or not such sums are escrowed with Lender) of at least 1.40:1.00, which coverage ratio shall be equal to or greater than the coverage ratio existing as of the date of this Security Instrument or, if lower, the coverage ratio which existed as of the date immediately preceding such casualty or taking as the case may be;

                    (G)  the Restoration can reasonably be
completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date (as defined in the Note), (2) the earliest date required for such completion under the terms of any Lease and (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such fire or other casualty or to such taking, as applicable;

                    (H)  the Property and the use thereof after
the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations (including, without limitation, all applicable Environmental Laws (defined in Section 12.1); and

                    (I)  such fire or other casualty or taking,
as applicable, does not materially impair access to the Property or the Improvements.

               (ii) The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Subsection 4.4(b), shall constitute additional security for the Obligations. The Net Proceeds other than the Net Proceeds paid under the Policy described in Subsection 3.3(a)(iv) shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic's, materialman's or contractor's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company insuring the lien of this Security Instrument.

               (iii) Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and an independent consulting engineer selected by Lender (the "Casualty Consultant"), such acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

               (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term "Casualty Retainage" as used in this Subsection 4.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that 50% of the required Restoration has been completed. There shall be no Casualty Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

               (v)  Lender shall not be obligated to make
disbursements of the Net Proceeds more frequently than once every calendar month.

               (vi)  If at any time the Net Proceeds or the
undisbursed balance thereof shall not, in the opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "Net Proceeds Deficiency") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.4(b) shall constitute additional security for the Obligations.

               (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the Other Security Documents.

          (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.4(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper or, at the discretion of Lender, the same shall be paid, either in whole or in part, to Borrower. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount received and retained by Lender and actually applied by Lender in reduction of the Debt.


            Article 5 - REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender that:

     Section 5.1 Warranty of Title. Borrower has good and marketable title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same and that Borrower possesses an unencumbered fee simple absolute estate in the Land and the Improvements and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Security Instrument (the "Permitted Exceptions"). The Permitted Exceptions do not materially interfere with the security intended to be provided by this Security Instrument or the use and operations of the Property. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever. Upon the recordation of this Security Instrument and the filing of a Uniform Commercial Code Financing Statement in the office of the Secretary of State for the state where the Property is located, the Lender will have a first priority perfected security interest in all personal property owned by Borrower.

     Section 5.2 Authority. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower's part to be performed.

     Section 5.3 Legal Status and Authority. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the Other Security Documents.

     Section 5.4 Validity of Documents. (a) The execution, delivery and performance of the Note, this Security Instrument and the Other Security Documents and the borrowing evidenced by the Note (i) are within the power and authority of Borrower; (ii) have been authorized by all requisite organizational action;
(iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law (including, without limitation, any usury laws), any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and
(vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and (b) the Note, this Security Instrument and the Other Security Documents constitute the legal, valid and binding obligations of Borrower.

     Section 5.5 Litigation. There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower's knowledge, threatened or contemplated against Borrower, any person or entity guaranteeing the payment of the Debt or any portion thereof or performance by Borrower of any terms of this Security Instrument (a "Guarantor"), if any, an Indemnitor (defined in Subsection 10.1(c)), if any, or against or affecting the Property that (a) has not been disclosed to Lender, and has a material, adverse effect on the Property or Borrower's, any Guarantor's or any Indemnitor's ability to perform its obligations under the Note, this Security Instrument or the Other Security Documents, or (b) is not adequately covered by insurance, each as determined by Lender in its sole and absolute discretion.

     Section 5.6  Status of Property.

          (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if any portion of the Improvements is now or at any time in the future located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof.

          (b) Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

          (c) The Property and the present and contemplated use and occupancy thereof are in full compliance with all Applicable Laws, including, without limitation, zoning ordinances, building codes, land use and Environmental Laws, laws relating to the disabled (including but not limited to, the ADA) and other similar laws.

          (d) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

          (e) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

          (f) The Property is served by public water and sewer systems.

          (g) The Property is free from damage caused by fire or other casualty.

          (h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

          (i) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

          (j) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

          (k) All security deposits relating to the Leases reflected on the certified rent roll delivered to Lender have been collected by Borrower except as noted on the certified rent roll.

          (l) Borrower has received no notice of an actual or threatened condemnation or eminent domain proceeding by any public or quasi-public authority.

          (m) All the Improvements lie within the boundaries of the Property.

     Section 5.7 No Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal
Revenue Code of 1986, as amended and the related Treasury
Department regulations, including temporary regulations.

     Section 5.8 Separate Tax Lot. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

     Section 5.9  ERISA Compliance.

          (a) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(32) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

          (b) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA, and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

     Section 5.10 Leases. Except as disclosed in the certified rent roll for the Property delivered to and approved by Lender,
(a) Borrower is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (except to Lender); (e) none of the Rents have been collected for more than one (1) month in advance (provided that a security deposit shall not be deemed rent collected in advance); (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exist no offsets or defenses to the payment of any portion of the Rents; (h) Borrower has received no notice from any tenant challenging the validity or enforceability of any Lease; (i) all payments due under the Leases are current and are consistent with the certified rent roll for the Property delivered to and approved by Lender; (j) no tenant under any Lease is in default thereunder, or is a debtor in any bankruptcy, reorganization, insolvency or similar proceeding, or has demonstrated a history of payment problems which suggest financial difficulty; (k) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease; (l) the Leases are valid and enforceable against Borrower and the tenants set forth therein; (m) no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (n) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (o) each Lease (other than a residential Lease) is subordinate to this Security Instrument, either pursuant to its terms or a recorded subordination agreement; (p) no Lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders; and (q) no brokerage commissions or finders fees are due and payable regarding any Lease.

     Section 5.11 Financial Condition. (a) Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, (b) it has received reasonably equivalent value for the granting of this Security Instrument, and (c) the granting of this Security Instrument does not constitute a fraudulent conveyance.

     Section 5.12  Business Purposes.  The loan evidenced by the
Note is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

     Section 5.13 Taxes. Borrower, any Guarantor and any Indemnitor have filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower, any Guarantor nor any Indemnitor knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

     Section 5.14 Mailing Address. Borrower's mailing address, as set forth in the opening paragraph hereof or as changed in accordance with Article 16, is true and correct.

     Section 5.15 No Change in Facts or Circumstances. All information in the application for the loan submitted to Lender (the "Loan Application") and in all financing statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

     Section 5.16 Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

     Section 5.17 Third Party Representations. Each of the representations and the warranties made by each Guarantor and Indemnitor herein or in any Other Security Document(s) is true and correct in all material respects.

     Section 5.18 Illegal Activity. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to the best of Borrower's knowledge, there are no illegal activities or activities relating to controlled substance at the Property.


             Article 6 - DEBTOR/CREDITOR RELATIONSHIP

     Section 6.1 Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

     Section 6.2 Servicing of the Loan. At the option of Lender, the loan secured hereby may be serviced by a servicer/trustee (the "Servicer") selected by Lender and Lender may delegate all or any portion of its responsibilities under the Note, this Security Instrument, and the Other Security Documents to the Servicer.


                  Article 7 - FURTHER ASSURANCES

     Section 7.1  Recording of Security Instrument, Etc.
Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

     Section 7.2 Further Acts, Etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender, the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 7.2.

     Section 7.3  Changes in Tax, Debt Credit and Documentary
Stamp Laws.

          (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

          (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

          (c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

     Section 7.4  Estoppel Certificates.

          (a) After request by Lender (not more than twice in any calendar year unless an Event of Default or an event which with the giving of notice or lapse of time or both could become an Event of Default, has occurred and is continuing), Borrower, within ten (10) days, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the Note or the Security Instrument,
(vii) that the Note and this Security Instrument are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and (provided the Property is not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

          (b) Borrower shall deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease. The foregoing requirement shall not apply to residential Leases in a multifamily residential property.

          (c)  Upon any transfer or proposed transfer
contemplated by Section 18.1 hereof, at Lender's request, Borrower, any Guarantors and any Indemnitors shall provide an estoppel certificate to the Investor (defined in Section 18.1) or any prospective Investor confirming the accuracy of information provided by such person to Lender under or in respect of this Security Instrument.

          (d) After written request by Borrower not more than semi-annually and annually, Lender shall furnish Borrower a statement setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note,
(iii) the rate of interest of the Note, and (iv) the balance of the sums in the Escrow Fund, if any.

     Section 7.5 Flood Insurance. After Lender's request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated "special flood hazard area" or, if it is, that Borrower has obtained insurance meeting the requirements of Section 3.3(a)(vi).

     Section 7.6 Splitting of Security Instrument. This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower, upon written request of Lender and at no cost to Borrower, shall execute, acknowledge and deliver to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount secured by this Security Instrument, and containing terms, provisions and clauses no less favorable to Borrower than those contained herein and in the Note, and such other documents and instruments as may be required by Lender to effect the splitting of the Note and this Security Instrument.

     Section 7.7 Replacement Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any Other Security Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or Other Security Document, Borrower will issue, in lieu thereof, a replacement Note or Other Security Document, dated the date of such lost, stolen, destroyed or mutilated Note or Other Security Document in the same principal amount thereof and otherwise of like tenor.

     Section 7.8 Amended Financing Statements. Borrower will execute and deliver to the Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by the Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of the Lender, Borrower shall execute a certificate in form satisfactory to the Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.


               Article 8 - DUE ON SALE/ENCUMBRANCE

     Section 8.1 No Sale/Encumbrance. Borrower agrees that Borrower shall not, without the prior written consent of Lender, sell, convey, mortgage, grant, bargain, encumber, pledge, assign, or otherwise transfer the Property or any part thereof or permit the Property or any part thereof to be sold, conveyed, mortgaged, granted, bargained, encumbered, pledged, assigned, or otherwise transferred. Notwithstanding the foregoing, the Property may be transferred with the prior written consent of Lender which consent shall not be unreasonably withheld in the case of a proposed transferee whose entity status, creditworthiness and management ability meet standards consistently applied by Lender for approval of borrowers for similar properties under mortgage loans secured by similar properties, provided that (a) only one such transfer shall be permitted during the term of the Note, (b) prior to the effective date of the transfer, the transferee shall execute and deliver to Lender a written assumption agreement in form and substance acceptable to Lender in its sole discretion,
(c) a transfer fee equal to one percent (1%) of the Debt shall be paid by Borrower to Lender upon notice being given to Borrower of approval of the proposed transfer, (d) no transfer shall be permitted hereunder if an Event of Default, or an event which with the giving of notice or lapse of time or both could become an Event of Default, has occurred and is continuing, and (e) such transferee shall be a single purpose bankruptcy remote entity and Borrower shall cause to be delivered to Lender a non-consolidation opinion or an update of the same, in form and substance reasonably acceptable to Lender, upon Lender's request to do so. Borrower agrees that Borrower shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Debt and trade payables incurred in the ordinary course of business in connection with the operation of the Property, provided same are paid when due.

     Section 8.2 Sale/Encumbrance Defined. A sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer within the meaning of this Article 8 shall be deemed to include, but not be limited to (a) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (b) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (c) if Borrower, any Guarantor, any Indemnitor, or any general partner or managing member (or if no managing member, any member) of Borrower, Guarantor or Indemnitor is a corporation, the voluntary or involuntary sale, conveyance, transfer or pledge of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock by which an aggregate of more than 49% of such corporation's stock shall be vested in a party or parties who are not now owners of more than 49% of such corporation's stock; (d) if Borrower, any Guarantor or Indemnitor or any general partner or managing member (or if no managing member, any member) of Borrower, any Guarantor or Indemnitor is a limited or general partnership or joint venture, the change, removal or resignation of a general partner or the transfer or pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest or the transfer or pledge of any partnership interest of any limited partner or any profits or proceeds relating to any such partnership interest, which, whether singly or in the aggregate, result in more than 49% of the beneficial interests in Borrower, or the profits or proceeds relating thereto, having been transferred or pledged; and (e) if Borrower, any Guarantor, any Indemnitor or any general partner or member of Borrower, any Guarantor or any Indemnitor is a limited liability company, the change, removal or resignation of a managing member or the transfer of the membership interest of a managing member or any profits or proceeds relating to such membership interest or the transfer or pledge of any membership interest of any other member or any profits or proceeds relating to any such membership interest, which, whether singly or in the aggregate, result in more than 49% of the beneficial interests in Borrower, or the profits or proceeds relating thereto, having been transferred or pledged. Notwithstanding the foregoing, the following transfers shall not be deemed to be a sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer within the meaning of this Article 8: (a) transfer by devise or descent or by operation of law upon the death of a member, general partner or stockholder of Borrower, any Guarantor or Indemnitor or any member or general partner thereof, (b) a sale, transfer or hypothecation of a membership, partnership or shareholder interest in Borrower, whichever the case may be, by a current member, general partner or shareholder, as applicable, to an immediate family member (i.e., parents, spouses, siblings, children or grandchildren) of such member, general partner or shareholder, or to a trust for the benefit of an immediate family member of such member, general partner or shareholder, and (c) merger of CV Reit, Inc. with Montgomery CV Realty Trust during the term of this Security Instrument, provided that, as to each of clauses (a) and (b) of this sentence, with respect to any such sale, transfer or hypothecation, Borrower shall deliver a non-consolidation opinion or an update of the same, in form and substance reasonably satisfactory to Lender, upon Lender's request to do so, and provided that, as to clause (c) of this sentence, (i) Borrower has given Lender at least thirty (30) days notice of such merger and (ii) Lender has reviewed and is satisfied with financial statements of CV Reit, Inc. and Montgomery CV Realty Trust current as of the time of the merger.

     Section 8.3 Lender's Rights. Lender reserves the right to condition the consent required hereunder upon a modification of the terms hereof and on assumption of the Note, this Security Instrument and the Other Security Documents as so modified by the proposed transferee, payment of a transfer fee and all of Lender's expenses incurred in connection with such transfer, or such other conditions as Lender shall determine in its sole discretion to be in the interest of Lender. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property without Lender's consent. This provision shall apply to every sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or transfer of the Property.


                      Article 9 - PREPAYMENT

     Section 9.1 Prepayment Only in Accordance with Note. The Debt may be prepaid only in strict accordance with the express terms and conditions of the Note including, without limitation, payment of any Prepayment Consideration (as defined in the Note, if applicable), if applicable.


                       Article 10 - DEFAULT

     Section 10.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (a) if any Event of Default (as defined in the Note, for purposes of this Section 10.1(a) only) occurs under the Note;

          (b) if Borrower violates or does not comply with any of the provisions of Sections 3.7, 4.3 or 8.1 or if any general partner or the SPE Member of Borrower violates or does not comply with any of the provisions of Section 4.3;

          (c) if any representation or warranty of Borrower, Indemnitor (as defined in that certain Environmental Indemnity Agreement dated as of the date hereof (the "Environmental Indemnity") or any Guarantor, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein or in the Environmental Indemnity or in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

          (d) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

          (e)  except for the specific defaults set forth in this
Section 10.1, any other default hereunder or any of the Other Security Documents by Borrower, which default is not cured (i) in the case of any default which can be cured by the payment of a sum of money, within five (5) days after written notice from Lender to Borrower, or (ii) in the case of any other default, within thirty (30) days after written notice from Lender to Borrower; provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days, unless, only in the case of cures that require construction or remedial work, such cure cannot with diligence be completed within such one hundred twenty (120) day period, in which case such period shall be extended for an additional one hundred twenty (120) days;

          (f) if Borrower or any Guarantor or Indemnitor shall make an assignment for the benefit of creditors or if Borrower shall generally not be paying its debts as they become due; or

          (g) if the Policies are not kept in full force and effect, or Borrower has not delivered evidence of the renewal of the Policies ten (10) days prior to their expiration as provided in Section 3.3(b); or

          (h) if (i) Borrower or any Guarantor or Indemnitor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
(B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Guarantor or Indemnitor shall make a general assignment for the benefit of its creditors'; or (ii) there shall be commenced against Borrower or any Guarantor or Indemnitor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or
(iii) there shall be commenced against the Borrower or any Guarantor or Indemnitor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) the Borrower or any Guarantor or Indemnitor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any Guarantor or Indemnitor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.


                 Article 11 - RIGHTS AND REMEDIES

     Section 11.1  Remedies.

          (a) Upon the occurrence of any Event of Default, Borrower agrees that Lender, may take such action, without notice or demand, as it deems advisable to protect and enforce the rights of Lender against Borrower and in and to the Property, including, but not limited to the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

               (i)  declare the entire unpaid Debt to be
immediately due and payable;

               (ii) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

               (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

               (iv) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

               (v) subject to the provisions of Article 15, institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents;

               (vi) subject to the provisions of Article 15, recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents;

               (vii) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, any Guarantor, Indemnitor or of any person, firm or other entity liable for the payment of the Debt;

               (viii)    subject to any applicable law, the
license granted to Borrower under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon
Lender may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (B) complete any construction on the Property in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Property; (D) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (E) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (F) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (G) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

               (ix) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (A) the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral, and (B) request Borrower at its expense to assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least five (5) days prior to such action, shall constitute commercially reasonable notice to Borrower;

               (x) apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its sole and absolute discretion:

                    (A)  Taxes and Other Charges;

                    (B)  Insurance Premiums;

                    (C) Interest on the unpaid principal balance of the Note;

                    (D)  amortization of the unpaid principal
balance of the Note; and all other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including, without limitation, advances made by Lender pursuant to the terms of this Security Instrument;

               (xi) surrender the Policies maintained pursuant to
Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums;

               (xii) apply the undisbursed balance of any Net Proceeds or any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;

               (xiii) prohibit Borrower and anyone claiming on behalf of or through Borrower from making use of or withdrawing any sums from any lockbox or similar account, if any;

               (xiv) pursue such other remedies as Lender may have under applicable law.

          (b) In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this
Section 11.1 to the contrary, if any Event of Default as described in Subsection 10.1 (h)(i) or (ii) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

          (c) Lender may adjourn from time to time any sale by it to be made under or by virtue of this Security Instrument by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

          (d)  Upon any sale made under or by virtue of this
Section 11.1, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Security Instrument.

     Section 11.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper.

     Section 11.3 Right to Cure Defaults. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, cure the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate (as defined in the Note), for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

     Section 11.4 Actions and Proceedings. After the occurrence and during the continuance of an Event of Default, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

     Section 11.5 Recovery of Sums Required To Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

     Section 11.6 Examination of Books and Records. Lender, its agents, accountants and attorneys shall have the right upon prior written notice to examine the records, books, management and other papers of Borrower and its affiliates or of any Guarantor or Indemnitor which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower and its affiliates or of any Guarantor or Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower, its affiliates or any Guarantor or Indemnitor where the books and records are located.

     Section 11.7  Other Rights, Etc.

          (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower's obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower, any Guarantor or any Indemnitor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

          (b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender's possession.

          (c) Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

     Section 11.8 Right to Release Any Portion of the Property. Lender, may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

     Section 11.9 Violation of Laws. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

     Section 11.10 Right of Entry. Lender and its agents shall have the right upon prior written notice to enter and inspect the Property at all reasonable times upon not less than five (5) Business Days' notice (except in the case of emergencies when no notice shall be required) to Borrower.


                Article 12 - ENVIRONMENTAL HAZARDS

     Section 12.1 Environmental Representations and Warranties. Borrower represents and warrants, based upon that certain Phase I Environmental Site Assessment of the Property by EMG dated April 27, 1998 and that certain Property Condition Survey of the Property by EMG dated May 1, 1998 which have been delivered to Lender (each, an "Environmental Report" and collectively, the "Environmental Reports") and information that Borrower knows, that: (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto, if any, and (ii) fully disclosed to Lender in writing pursuant to any Environmental Report; (b) there are no past or present Releases (defined below) of Hazardous Substances in violation of any Environmental Law or which would require Remediation (defined below) by a Governmental Authority in, on, under or from the Property except as described in the Environmental Report; (c) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (d) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, but not limited to a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing; and (e) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and that is contained in Borrower's files and records, including, but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property. "Environmental Law" means any present, and for the purposes of Sections 12.2. 12.3 and 13.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. "Environmental Law" also includes, but is not limited to, any present, and for the purposes of Sections 12.2, 12.3 and
13.4 only, future, federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property. "Hazardous Substances" include but are not limited to any and all substances (whether solid, liquid or gas) (i) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present, or for the purposes of Sections 12.2. 12.3 and 13.4 only, future, Environmental Laws, or (ii) that may have a negative impact on human health or the environment, including, but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives. "Release" of any Hazardous Substance includes, but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances. "Remediation" includes, but is not limited to any response, remedial removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in this Article 12.

     Section 12.2 Environmental Covenants. Borrower covenants and agrees that so long as the Borrower owns, manages, is in possession of, or otherwise controls the operation of the
Property: (a) all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required;
(d) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the "Environmental Liens"); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.3 below, including, but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender after Lender has reason to believe this Section 12.2 has been violated (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties (defined in Section 13.1) shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate Remediation of any condition (including, but not limited to a Release of a Hazardous Substance) in, on, under or from the Property, (ii) comply with any Environmental Law, (iii) comply with any directive from any governmental authority, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Borrower shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Borrower shall immediately notify Lender in writing promptly after it has become aware of
(A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property which is required to be reported to a governmental authority under any Environmental Law, (B) any actual Environmental Lien affecting the Property, (C) any required Remediation of environmental conditions relating to the Property, and (D) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including, but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or threatened administrative or judicial proceedings in connection with anything referred to in this
Article 12.

     Section 12.3 Lender's Rights. Lender, its environmental consultant, and any other person or entity designated by Lender, including, but not limited to any receiver and any representative of a governmental entity, shall have the right, but not the obligation, at intervals of not less than one year, or more frequently if the Lender reasonably believes that a Hazardous Substance or other environmental condition violates or threatens to violate any Environmental Law, after notice to Borrower, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to conducting any environmental assessment or audit of the Property or portions thereof to confirm Borrower's compliance with the provisions of this Article 12, and Borrower shall cooperate in all reasonable ways with Lender in connection with any such audit. Such audit shall be performed in a manner so as to minimize interference with the conduct of business at the Property. If such audit discloses that a violation of or a liability under any Environmental Law exists or if such audit was required or prescribed by law, regulation or governmental or quasi-governmental authority, Borrower shall pay all costs and expenses incurred in connection with such audit; otherwise, the costs and expenses of such audit shall, notwithstanding anything to the contrary set forth in this Section, be paid by Lender.


                   Article 13 - INDEMNIFICATION

     Section 13.1 General Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including, but not limited to attorneys' fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding Losses arising out of Lender's gross negligence or willful misconduct): (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, and the Note, this Security Instrument, or any Other Security Documents; (c) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Note or any of the Other Security Documents, whether or not suit is filed in connection with same, or in connection with Borrower, any Guarantor or Indemnitor and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Security Instrument or the Other Security Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Applicable Laws; (j) the enforcement by any Indemnified Party of the provisions of this Article 13; (k) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the loan evidenced by the Note and secured by this Security Instrument; or
(m) any misrepresentation made by Borrower in this Security Instrument, the Other Security Documents, or any documents or information provided pursuant to Section 18.1 hereof. Any amounts payable to Lender by reason of the application of this
Section 13.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. For purposes of this Article 13, the term "Indemnified Parties" means Lender and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity, in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan (including, but not limited to Investors or prospective Investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

     Section 13.2 Mortgage and/or Intangible Tax. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Documents or in connection with a transfer of all or a portion of the Property pursuant to a foreclosure, deed in lieu of foreclosure or otherwise.

     Section 13.3 ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections
4.2 or 5.9.

     Section 13.4 Environmental Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including, but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and arising out of or in any way relating to any one or more of the following, unless caused by the gross negligence or willful misconduct of any Indemnified
Party: (a) any presence of any Hazardous Substances in, on, above or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Borrower, any person or entity affiliated with Borrower or tenant or other users of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Borrower, any person or entity affiliated with Borrower or tenant or other users of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to any removal, remedial or corrective action; (e) any past, present or threatened violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to any failure by Borrower, any person or entity affiliated with Borrower or tenant or other users of the Property to comply with any order of any governmental authority in connection with Environmental Laws; (f) the imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in
Article 12 and this Section 13.4; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, but not limited to costs to investigate and assess such injury, destruction or loss; (i) any acts of Borrower or other users of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances owned or possessed by such Borrower or other users, at any facility or incineration vessel owned or operated by another person or entity and containing such or similar Hazardous Substance; (j) any acts of Borrower or other users of the Property, in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower or such other users, from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property damage caused by Hazardous Substances arising under any statutory or common law or tort law theory, including, but not limited to damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (l) any intentional misrepresentation in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to Article 12.

     Section 13.5 Duty to Defend; Attorneys' Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.


                       Article 14 - WAIVERS

     Section 14.1 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Trustee or Lender arising out of or in any way connected with this Security Instrument, the Note, any of the Other Security Documents, or the Obligations.

     Section 14.2 Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

     Section 14.3 Waiver of Notice. To the extent permitted by Applicable Law, Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Borrower and except with respect to matters for which Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Borrower.

     Section 14.4 Waiver of Statute of Limitations. Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other
Obligations.

     Section 14.5 Sole Discretion of Lender. Wherever pursuant to this Security Instrument (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

     Section 14.6 Survival. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising under Article 12 shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender's rights and remedies pursuant hereto including, but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the Other Security Documents, any transfer of all or any portion of the Property (whether by Borrower, or by Lender, following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto. All obligations and liabilities of Borrower under Article 12 shall cease and terminate on the first (1st) anniversary of the date of payment to Lender in cash of the entire Debt, provided that contemporaneously with or subsequent to such payment, Borrower, at its sole cost and expense, delivers to Lender an environmental audit of the Property in form and substance, and prepared by a qualified environmental consultant, reasonably satisfactory in all respects to Lender and indicating the Property is in full compliance with all applicable Environmental Laws.

     Section 14.7 Waiver of Trial By Jury. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.


                     Article 15 - EXCULPATION

     Section 15.1 Exculpation. Notwithstanding anything to the contrary contained in this Security Instrument or in any Other Security Document (but subject to the provisions of Sections 15.2, 15.3, 15.4 and 15.5), Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note or this Security Instrument by any action or proceeding to collect damages or wherein a money judgment or any deficiency judgment or order or any judgment establishing any personal obligation or liability shall be sought against Borrower or any principal director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of Borrower or any person owning, directly or indirectly, any legal or beneficial interest in Borrower, or any successors or assigns of any of the foregoing (collectively, the "Exculpated Parties"). Lender, may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Security Instrument, the Other Security Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Security Instrument and the Other Security Documents; provided, however, subject to the provisions of Sections 15.2, 15.3, 15.4 and 15.5, that any judgment in any action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender in connection with the Note. Lender, by accepting the Note and this Security Instrument, agrees that it shall not, except as otherwise provided below, sue for or demand any deficiency judgment against Borrower or any of the Exculpated Parties in any action or proceeding, under or by reason of or under or in connection with the Note, the Other Security Documents or this Security Instrument.

     Section 15.2 Reservation of Certain Rights. The provisions of Section 15.1 shall not (a) constitute a waiver, release or impairment of the Obligations; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Security Instrument; (c) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with the Note, this Security Instrument, or the Other Security Documents;
(d) impair the right of Lender to obtain the appointment of a receiver; or (e) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith.

     Section 15.3 Exceptions to Exculpation. Notwithstanding the provisions of Article 15.1 to the contrary, Borrower and Indemnitor shall be personally liable to Lender on a joint and several basis for the Losses Lender incurs due to: (a) fraud or intentional misrepresentation by Borrower or any other person or entity in connection with the execution and the delivery of the Note, this Security Instrument or the Other Security Documents; (b) Borrower's misapplication or misappropriation of Rents received by Borrower; (c) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance; (d) the misapplication or misappropriation of insurance proceeds or condemnation awards; (e) any fees or commissions paid by Borrower after the occurrence and during the continuance of an Event of Default to any principal, affiliate or general partner of Borrower, Indemnitor or Guarantor in violation of the terms of the Note, this Security Instrument or the Other Security Documents; (f) gross negligence, or criminal acts perpetrated by it resulting in forfeiture, seizure or loss of any portion of the security; (g) any failure by Borrower or Indemnitor to comply with the terms and provisions of Section
13.4 hereof or of the Environmental Indemnity; (h) any failure by Borrower or any general partner or the SPE Member of Borrower to comply with the terms and provisions of Section 4.3 hereof;
(i) all fees and expenses of Lender pursuant to Section 19.2 hereof; or (j) any sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment or transfer of the Property or any part thereof, within the meaning of Article 8 hereof, without the prior written consent of Lender.

     Section 15.4 Recourse. Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in Section 15.1 above SHALL BECOME NULL AND VOID and shall be of no further force and effect in the event (a) the Property or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding, or (ii) an involuntary bankruptcy or insolvency proceeding commenced by any Person (other than Lender) which is not dismissed within 90 days of the filing thereof or (b) Borrower or any Guarantor or Indemnitor fails to comply with the terms and provisions of Section 3.11 hereof within thirty (30) days after written notice from Lender to Borrower (which notice shall be a second notice given after the expiration of any notice given pursuant to Section 10.1(e).

     Section 15.5 Bankruptcy Claims. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by this Security Instrument or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Note, this Security Instrument and the Other Security Documents.


                       Article 16 - NOTICES

     Section 16.1 Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof,
(b) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:     Marlton Plaza Associates II, L.P.
                    c/o Marlton Plaza II LLC
                    Plymouth Plaza
                    580 West Germantown Pike, Suite 200
                    Plymouth Meeting, Pennsylvania  19462
                    Attention:     Chief Financial Officer
                    Facsimile No:  (610) 834-8110

With a copy to:     Fox, Rothschild, O'Brien & Frankel, LLP
                    2000 Market Street - 10th Floor
                    Philadelphia, Pennsylvania  19103-3291
                    Attention:     Stanley S. Cohen, Esquire
                    Facsimile No:  (215) 299-2150


If to Lender:       GMAC Commercial Mortgage Corporation
                    650 Dresher Road
                    Horsham, Pennsylvania 19044-8015
                    Attention:     Executive Vice President,
                                   Commercial Loan
                                   Servicing
                    Facsimile No:  (215) 328-3478

With a copy to:     Commercial Capital Initiatives, Inc.
                    Wall Street Plaza
                    88 Pine Street
                    New York, New York 10005
                    Attention:     Manager - Loan Administration
                    Facsimile No:  (212) 269-5286

          And to:   Ballard Spar Andrews & Ingersoll, LLP
                    1735 Market Street - 51st Floor
                    Philadelphia, Pennsylvania 19103
                    Attention:     Kathleen M. Sandone, Esquire
                    Facsimile No:  (215) 864-8999

or addressed as such party may from time to time designate by written notice to the other parties.

     Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

     For purposes of this Subsection, "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in the State of New York.


                   Article 17 - APPLICABLE LAW

     Section 17.1  Choice of Law.  THIS SECURITY INSTRUMENT SHALL
BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH
THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED AND THE
APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     Section 17.2 Usury Laws. This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

     Section 17.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.

     Section 17.4 Inapplicable Provision. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.


                  Article 18 - SECONDARY MARKET

     Section 18.1 Dissemination of Information. If Lender determines at any time to sell, transfer or assign the Note, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the "Participations") or issue mortgage pass-through certificates or other securities (such sale and/or issuance, the "Securitization") evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"), Lender may forward to each purchaser, transferee, assignee, servicer, participant, investor, or their respective successors in such Participations and/or Securities (collectively, the "Investor") or any Rating Agency rating such Securities and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor, any Indemnitors and the Property (including, without limitation, all financial statements), which shall have been furnished by Borrower, any Guarantor or any Indemnitors, as Lender determines necessary or desirable. Borrower, any Guarantor and any Indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery to Lender of an estoppel certificate required in accordance with Subsection 7.4(c) hereof and such other documents as may be reasonably requested by Lender and, upon Lender's reasonable request, meeting with Lender for due diligence purposes. Borrower shall also furnish to Lender and Borrower, any Guarantor and any Indemnitor consent to Lender furnishing to such Investors or such prospective Investors or any Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower, any Guarantor and any Indemnitor as may be requested by Lender, any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer or Participation. Borrower shall deliver to Lender on the date hereof, at Borrower's sole cost and expense, a nonconsolidation opinion, to Lender in form and substance and delivered by counsel acceptable to Lender. Borrower shall cooperate with Lender, within ten (10) days after demand of Lender, by providing Lender with information deemed relevant to counsel acceptable to Lender and the Rating Agency rating or proposed to rate the Securities, as may be required by Lender
and/or such Rating Agency.   Borrower's failure to deliver the
opinion or information required hereby shall constitute an Event of Default hereunder.


                        Article 19 - COSTS

     Section 19.1 Performance at Borrower's Expense. Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loans, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Property, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement (the occurrence of any of the above shall be called an "Event"). Borrower further acknowledges and confirms that it shall be responsible (not more than once per calendar year unless an Event of Default, or an event which with the giving of notice or lapse of time or both could become an Event of Default, has occurred and is continuing), for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all legal fees and disbursements of Lender (whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise).

     Section 19.2  Attorney's Fees for Enforcement.  (a)
Borrower shall pay all legal fees incurred by Lender in connection with (i) the preparation of the Note, this Security Instrument and the Other Security Documents; and (ii) the items set forth in Section 19.1 above, and (b) Borrower shall pay to Lender on demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by Lender in protecting its interest in the Property or the Collateral or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or the Collateral, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.


                     Article 20 - DEFINITIONS

     Section 20.1 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Borrower" shall mean "each Borrower and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Lender" shall mean "Lender and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights under this Security Instrument.

     Section 20.2 Headings, Etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.


              Article 21 - MISCELLANEOUS PROVISIONS

     Section 21.1 No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     Section 21.2 Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

     Section 21.3 Duplicate Originals; Counterparts. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

     Section 21.4 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

     Section 21.5 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower's obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

     Section 21.6 Entire Agreement. The Note, this Security Instrument and the Other Security Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the Other Security Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the Other Security Documents.

     Section 21.7 Acknowledgment of Receipt. Borrower hereby acknowledges receipt, without charge, of a true copy of this Security Instrument.


                Article 22 - LOCAL LAW PROVISIONS

     The provisions set forth on Exhibit C annexed hereto are incorporated herein by reference as if fully set forth herein.





     IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by
Borrower as of the date first above written.

          BORROWER:

          MARLTON PLAZA ASSOCIATES II, L.P.

          By:  Marlton Plaza II LLC,  a Delaware limited
               liability company, its sole general partner

               By:  Montgomery CV Realty L.P., a Delaware limited
                    partnership, its sole member

                    By:  Montgomery CV Realty Trust, a Delaware
                         business trust, its sole general partner

                         By:  /s/Louis P. Meshon, Sr.

                             Louis P. Meshon, Sr.
                              President





                           EXHIBIT 2.4

                         PROMISSORY NOTE

$11,650,000.00                                     June 24, 1998
                                      Philadelphia, Pennsylvania

     FOR VALUE RECEIVED, and upon the terms and conditions set forth herein, Marlton Plaza Associates II, L.P., a limited partnership of the State of Delaware ("Borrower"), promises to pay to the order of GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("Lender"), at Lender's office located at 650 Dresher Road, P.O. Box 809, Horsham, Pennsylvania 19044-0809,
Attn: Servicing Accounting Manager, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of ELEVEN MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS ($11,650,000.00), or so much thereof as is outstanding and unpaid, together with interest thereon at an annual rate equal to the sum of (i) 140 basis points (the "Spread") and (ii) the Benchmark ten (10) year U.S. Treasury Security (the "Index") as quoted by Lender, with the sum rounded up or down to the fifth decimal place. ("Interest Rate"), in lawful money of the United States of America, which, at the time of payment, shall be legal tender in payment of all debts and dues, public and private.

     1. COMPUTATION OF INTEREST. Interest under this Note shall be paid in arrears and shall be calculated based on a 360-day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated. Interest shall accrue from the date on which funds are advanced (regardless of the time of day such advance is made) through and including the day on which funds are repaid, unless payment is received by Lender prior to the time set forth in Section 2.03 hereof.

     2.   PAYMENT OF PRINCIPAL AND INTEREST.

          2.01 Principal and Interest Payments. Borrower shall pay principal and interest due under this Note as follows:

               Borrower shall pay consecutive monthly
installments of interest only (each a "Monthly Interest Amount") beginning on the first day of August, 1998, and continuing on the first day of each and every successive month thereafter (each a "Payment Date") through and including July 1, 2003; and

               Borrower shall pay consecutive monthly
installments of principal and interest in the amount of $81,984.16 (each a "Monthly Amount"), based on an amortization schedule with respect to the stated principal amount evidence by this Note, of twenty-five (25) years, beginning on the first day of August, 2003 and continuing on each Payment Date through and including the Payment Date immediately prior to the Maturity Date (as defined below); and

               On the first day of July, 2008 ("Maturity Date"), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon and any other amounts due under the Note or the other Loan Documents (hereafter defined) shall be due and payable in full.

          2.02 Payment of Short Interest. If this Note is executed on a date other than the first day of a calendar month, Borrower shall pay to Lender, contemporaneously with the execution of this Note, an interest payment calculated by multiplying (a) the number of days from and including the date of this Note to and including the last day of such month (b) by a daily rate based on the Interest Rate calculated for a 360 day year.

          2.03 Method of Payment. Each payment due hereunder shall not be deemed received by Lender until received on a Business Day (as hereafter defined) in Federal funds immediately available to Lender prior to 2:00 p.m. local time at the place then designated by Lender. Any payment received on a Business day after the time established by the preceding sentence, shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal.

          2.04 Application of Payments. Payments under this Note shall be applied first to the payment of late fees and other costs and charges due in connection with this Note, as Lender determines in its sole discretion, then to the payment of accrued but unpaid interest, and then to reduction of the outstanding principal balance (in inverse order of maturity whether or not then due), but such application shall not reduce the amount of the fixed monthly installments required to be paid hereunder unless partial prepayments are expressly permitted in the event of partial release of collateral under Section 2.05 (b) below.
No principal amount repaid may be reborrowed. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

          2.05 Loan Repayment and Defeasance.

               (a)  Repayment.   Other than as set forth in this
Section 2.05, or as required or permitted pursuant hereto in connection with a casualty or condemnation, Borrower shall have no right to prepay all or any portion of the indebtedness evidenced by this Note (sometimes referred to in this Section
2.05 as the "Loan") during the period commencing on the date hereof through, but not including, the Payment Date which is six
(6) months prior to the Maturity Date ("Optional Prepayment Date"). From and after the Optional Prepayment Date, the Loan may be prepaid in whole or in part, on any Payment Date, together with accrued interest to the date of such prepayment on the principal amount prepaid, without penalty or premium. Any such prepayment shall be subject, in each case, to the satisfaction of the condition precedent that Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date on which such prepayment is to occur and indicating the principal amount of the Note to be so prepaid.

               (b) Voluntary Defeasance of the Note. On or after the date ("Optional Defeasance Date") which is the earlier to occur of (i) three years after the date of this Note or (ii) two years after the Loan is sold into a securitization ("Securitization"), and subject to confirmation from applicable rating agencies ("Rating Agencies") having been obtained therefor and to the terms and conditions set forth in this
Section 2.05(b), Borrower may defease all (but not less than all) of the Loan ("Defeasance"). No Defeasance shall be required on or after the Optional Prepayment Date. Defeasance shall be subject to satisfaction of each of the following conditions precedent:

                      (i)  Borrower shall provide not less than
thirty (30) days prior written notice to Lender specifying a date ("Defeasance Date") which shall be a Payment Date, on which the amount required to defease the Loan ("Defeasance Deposit") is to be made and on which the Defeasance is to occur, as well as the anticipated outstanding principal amount of this Note as of the Defeasance Date.

                     (ii)  Borrower shall pay to Lender all
accrued and unpaid interest on the outstanding principal balance of this Note to but not including the Defeasance Date.

                     (iii)  Borrower shall pay to Lender all
other sums, not including scheduled interest or principal payments, then due under this Note, the Security Instrument and any of the other Loan Documents (as defined below).

                     (iv)  No Event of Default (as defined below)
shall exist on the Defeasance Date.

                     (v)  Borrower shall pay to Lender the
required Defeasance Deposit for the Defeasance.

                     (vi)  Borrower shall execute and deliver one
or more security agreements in form and satisfactory to Lender (collectively, "Security Agreement"), creating a first priority lien on, and security interest in, the Defeasance Deposit and the U.S. Government Securities (as defined below) purchased with the Defeasance Deposit in accordance with the provisions of Section 2.05(c).

                     (vii)  Borrower shall deliver to Lender an
opinion of Borrower's counsel, which opinion shall be in form and substance satisfactory to Lender in its sole discretion, stating, among other things, that Lender has a perfected first priority security interest in the U.S. Government Securities purchased with the Defeasance Deposit.

                     (viii)  If required by the applicable Rating
Agencies, Borrower also shall deliver or cause to be delivered from Borrower's counsel a non-consolidation opinion with respect to the Successor Borrower (as defined below), if any, which opinion shall be in form and substance satisfactory to Lender in its sole discretion and to the applicable Rating Agencies. In addition, if the Loan is included in any REMIC formed pursuant to a Securitization, Borrower also shall deliver or cause to be delivered an opinion of Borrower's counsel, which opinion shall be in form and substance satisfactory to Lender in its sole discretion, stating that (A) after a Defeasance, the Loan will continue to be a "qualified mortgage" within the meaning of
Section 860G of the United States Internal Revenue Code (as now or hereafter amended, "Code") and (B) the REMIC will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance.

                     (ix)  Borrower shall deliver to Lender a
certification from Borrower, in form and substance satisfactory to Lender, certifying that the requirements set forth in this
Section 2.05(b) have been satisfied.

                     (x)  Borrower shall deliver such other
certificates, documents or instruments as Lender may reasonably request, all of which shall be in form and substance acceptable to Lender.

                     (xi)  Borrower shall pay all reasonable
costs and expenses of Lender incurred in connection with the Defeasance, including any costs and expenses associated with the Release Instruments (as defined in Section 2.05(f) hereof) and reasonable attorneys fees and expenses.

                     (xii)  Borrower shall deliver to Lender a
confirmation, in form and substance satisfactory to Lender, by a "Big Six" independent certified public accounting firm, that the Defeasance Deposit is sufficient to pay all Scheduled Defeasance Payments and other amounts required to be paid by Borrower hereunder in connection with the proposed Defeasance.

                     (xiii)  Borrower shall deliver to Lender
confirmation, in form and substance satisfactory to Lender, that all conditions to Defeasance have been met from any applicable Rating Agency that has required as a condition to Defeasance that such conditions have been met.

               (c) Purchase of U.S. Government Securities. In connection with the Defeasance of this Note, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase direct, non-callable obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United States of America ("U.S. Government Securities") (which purchases, if made by Lender, shall be made on an arms-length basis at then prevailing market rates) which provide payments on or prior to, but as close as possible to, all successive Payment Dates after the Defeasance Date, (including the outstanding principal balance of this Note due on the Maturity Date), and in amounts equal to the full amounts due on each Payment Date under this Note ("Scheduled Defeasance Payments"). Borrower, pursuant to the Security Agreement or other appropriate document, shall irrevocably authorize and direct that the payments received from the U.S. Government Securities may be made directly to Lender and applied to satisfy the obligations of the Borrower under this Note. In connection with the Defeasance of the Loan, any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Government Securities required by this Section 2.05 (c) and satisfy Borrower's obligations under Section 2.05 shall be remitted to Borrower. Any amounts received in payment on the U.S. Government Securities in excess of the amounts necessary to make monthly payments pursuant to Section 2 (including payments due on the Maturity Date) shall treated in accordance with the terms of Section 2.04 hereof.

               (d) Successor Borrower Option. If requested by Borrower, in connection with a Defeasance of the Loan, Lender, at Borrower's expense, shall establish or designate one or more successor entities ("Successor Borrower") and Borrower shall transfer and assign all obligations, rights and duties under and to this Note, together with the pledged U.S. Government Securities to the Successor Borrower. The Successor Borrower shall assume in writing the obligations under this Note, the Security Agreement and the other Loan Documents, by agreements in form and substance satisfactory to Lender, whereupon Borrower shall be relieved of its obligations thereunder. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming Borrower's obligations under the Note and the Security Agreement. Notwithstanding anything in this Note or the Security Instrument to the contrary, no other assumption fee shall be payable upon a transfer of this Note in accordance with this
Section 2.05(d), but Borrower shall pay all out-of-pocket costs and expenses incurred by Lender, including Lender's reasonable attorneys fees and expenses, incurred in connection therewith.

               (e) Repayment Upon Other Events. If all or any part of the principal amount of this Note is prepaid following Defeasance of this Note or upon acceleration of this Note following the occurrence of an Event of Default prior to the Optional Prepayment Date, then, in addition to such principal payment, Borrower shall be required to make such payments ("Yield Maintenance Payments") in an amount equal to the greater of (i) one percent (1%) of the principal amount being repaid, or (ii) the positive excess, if any, of (A) the aggregate respective present values of all scheduled interest and principal payments payable on each Payment Date in respect of this Note for the period from the date of such prepayment to and including the Maturity Date, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index (defined below) over
(B) the then current outstanding principal amount of this Note. For purposes hereof, "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) ("FRB Release") published during the second full week preceding the date of such prepayment for instruments having a maturity coterminous with the remaining term of this Note. In the event the FRB Release is no longer published, Lender shall select a comparable publication to determine the Treasury Constant Maturity Yield Index. If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward). The Yield Maintenance Payments to be paid in connection with any prepayment under this Section 2.05(e) shall be determined by Lender and shall be conclusive and binding on Borrower (absent manifest error). For purposes of this Section 2.05(e), the unpaid principal amount due on this Note on the date of prepayment shall be determined after giving effect to any payment of scheduled amortization made on such date.

               (f)  Release of the Mortgaged Property.  No
repayment, prepayment or Defeasance of all or any portion of this Note shall cause, give rise to a right to require, or otherwise result in, the release of the real or personal property subject to the lien or mortgage created by the Security Instrument (as defined below) (which real or personal property subject to the lien or mortgage created by the Security Instrument is referred to in this Section 2.05(f) as the "Mortgaged Property"), except as follows:

                    (i)  If Borrower has elected Defeasance, and
the requirements of Section 2.05(b) have been satisfied, the Mortgaged Property shall be released from the lien and mortgage created by the Security Instrument, whereupon the U.S. Government Securities pledged pursuant to the Security Agreement shall be the sole source of Borrower's collateral securing this Note. The Security Instrument shall otherwise remain in full force and effect as to provisions not pertaining to the Mortgaged Property.

                    (ii)  In connection with the release of the
Mortgaged Property contemplated in this Section 2.05(f), Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of the Mortgaged Property (and related Loan Documents approved by Lender) for execution by Lender which shall be in a form appropriate in the applicable state and otherwise satisfactory to Lender in its reasonable discretion, along with all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release (collectively, "Release Instruments"), together with a certification from Borrower, in form and substance satisfactory to Lender, certifying that such documentation (A) is in compliance with all Legal Requirements, and (B) will effect such releases in accordance with the terms of this Section 2.05.

     3. SECURITY; LOAN DOCUMENTS. The indebtedness evidenced by this Note and the obligations created hereby (including without limitation the amounts authorized by Section 4 to be collected by Lender and the Prepayment Consideration (when due hereunder) are secured by, among other things, a first mortgage, security interest and lien on certain real and personal property collateral of Borrower, tangible and intangible, as described more particularly in that certain Deed of Trust and Security Agreement or Mortgage and Security Agreement, as applicable (either, "Security Instrument") from Borrower to Lender, dated as of date hereof. The Security Instrument together with this Note and all other documents to or of which Lender is a party or a beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, and all extensions, renewals and modifications thereof, are collectively referred to herein as the "Loan Documents."

     4.   DEFAULT.

          4.01 Event of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") under this Note: (a) if any payment of principal and interest or any other payment required under this Note is not received by Lender on or before five (5) days after the date such payment is due (except that no grace period is provided for the payment of principal and interest due on the Maturity Date or upon acceleration of indebtedness following the occurrence of an Event of Default); or (b) if any default should occur under any of the other Loan Documents which is not fully cured following applicable notice or prior to the expiration of any applicable grace or cure period. Upon the occurrence of an Event of Default, at Lender's option, the outstanding principal balance of this Note, together with all unpaid interest accrued thereon and all other sums dues hereunder or under any other of the other Loan Documents, shall, without notice or prior demand, immediately become due and payable.

          4.02 Late Charges. If any payment is not received by Lender on or before the date on which such payment originally was due (as such due date may be extended by applicable grace period, if any), then, in addition to any default interest payments due hereunder, Borrower also shall pay to Lender a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of the delinquent payment. Such late charge shall be immediately due and payable, without notice or demand therefor.

          4.03 Default Interest Rate. If this Note is not paid in full on or before the Maturity Date or the date on which the due date of the indebtedness has been accelerated pursuant to the provisions hereof, the unpaid principal and accrued interest and other amounts then due shall bear interest at a rate per annum ("Default Interest Rate") equal to the lesser of (a) five percent (5.0%) in excess of the Interest Rate or (b) the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law. In addition, Lender shall have the right, without acceleration of the indebtedness, to collect interest at the Default Interest Rate on any payment due hereunder (including without limitation late charges and fees for legal counsel) which is not received by Lender on or before the date on which such payment originally was due (as such due date may be extended by applicable grace period, if any). Interest at the Default Interest Rate shall be immediately due and payable from the due date specified herein and shall accrue until all Events of Default have been fully cured or full payment is received, as applicable.

          4.04 Interest on Judgments. Interest shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of this Note until such judgment amount is paid in full at a rate equal to the greater of (a) the Default Interest Rate or (b) the legal rate applicable to judgments within such jurisdiction; provided, however, that interest shall not accrue at a rate in excess of the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law.

          4.05 Cumulative Remedies; Attorney Fees. The remedies of Lender in this Note and in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender's sole discretion and as often as occasion therefor shall arise. If Borrower's obligations under this Note or any of the other Loan Documents are enforced by Lender through an attorney-at-law, or any payment due under this Note or the other Loan Documents is collected by or through an attorney-at-law or collection agency, Borrower agrees to pay all costs incurred by Lender in connection therewith, including, but not limited to, reasonable fees and disbursements of legal counsel (whether with respect to a retained firm or Lender's in-house staff) and collection agency costs, whether or not suit be brought. No provision of this
Section 4 shall be construed as an agreement or privilege to extend the date on which any required payment is due (subject to the applicable grace period, if any), nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of an Event of Default. The payments required under this Section 4 shall be in addition to, and shall in no way limit, any other rights and remedies provided for in this Note or any of the other Loan Documents, nor any other remedies provided by law or in equity, and shall be added to the principal evidenced by this Note and deemed secured by the Security Instrument and other Loan Documents.

     5. LIMITATIONS ON RECOURSE. Notwithstanding anything to the contrary contained in this Note, the liability of Borrower and of any general partner, principal or member of Borrower to pay the indebtedness evidenced by this Note and for the performance of the other agreements, covenant and obligations contained herein and in the other Loan Documents shall be limited as set forth in Article 15 of the Security Instrument.

     6. NO USURY. This Note is subject to the express condition that at no time shall Borrower be required or obligated to pay interest (or any other amount agreed to be paid hereunder which shall be deemed to be interest) at a rate which would subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to pay. If, from any circumstance whatsoever, Borrower is at any time required or obligated to pay interest (or any other amount agreed to be paid hereunder shall be deemed to be interest) at a rate in excess of such maximum rate, then the amount to be paid immediately shall be reduced to such maximum rate, and, as required by applicable law, all previous payments in excess of such maximum shall be deemed to have been payments in reduction of the principal balance owing under this Note in the inverse order of maturity (whether or not then due) or, at the option of Lender, be paid over to Borrower and not to the payment of interest. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of said indebtedness does not exceed the maximum lawful rate of interest from time to time in effect and applicable to this Note for so long as the Note is outstanding. This Section will control all agreements between Borrower and Lender in connection with this Note.

     7.   GENERAL CONDITIONS.

          7.01 No Waiver by Lender. No failure to accelerate the debt evidenced hereby nor failure or delay in exercising any other right or remedy upon the occurrence of an Event of Default hereunder, or any acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby, (b) as a waiver or impairment of Lender's right of acceleration or any other right or remedy available to Lender upon the occurrence of an Event of Default, or (c) as a waiver of Lender's right thereafter to insist upon strict compliance with the terms of this Note or any of the other Loan Documents; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for payment of any amount due under this Note or under any of the other Loan Documents made by Lender's agreement with any person now or hereafter liable for the payment thereof shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note or any such other person, either in whole or in part unless Lender agrees otherwise in writing.

          7.02 Borrower's Waivers. Borrower, for itself and all others who may become liable for payment of all or any part of the indebtedness evidenced by this Note, hereby waives presentment for payment, demand, protest, and notice of dishonor, protest, nonpayment, demand, intent to accelerate, and acceleration. Borrower, for itself and all others who may become liable for payment of all or any part of the indebtedness evidenced by this Note, hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to party and property (real and personal), against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

          7.03 Unconditional Payment. If any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand. No release of any security for this Note or any party liable for payment of this Note shall release or affect the liability of Borrower or any other party who may become liable for payment of all or any part of the indebtedness evidenced by this Note. Lender may release any guarantor, surety or indemnitor of this Note from liability, in every instance without the consent of Borrower hereunder and without waiving any rights which Lender may have hereunder or under any of the other Loan Documents or under applicable law or in equity.

          7.04 Authority. Borrower represents that Borrower has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, that the execution, delivery and performance of this Note has been duly authorized, that the person executing this Note on Borrower's behalf has authority to do so, and that this Note, once executed by Borrower, constitutes the valid and binding obligation of Borrower, enforceable in accordance with its terms.

          7.05 Negotiable Instrument.  Borrower agrees that this
Note shall be deemed a negotiable instrument, even though this Note, absent this paragraph, may not otherwise qualify as a negotiable instrument under applicable law.

          7.06 Sale of Loan by Lender. Lender shall have the right to transfer, sell or assign this Note, the Security
Instrument and the other Security Documents, and the Obligations hereunder.

     8.   MISCELLANEOUS.

          8.01 Notices. All notices and other communications under this Note or under the other Loan Documents are to be in writing, addressed to the respective party as set forth in this section, and shall be deemed to have been duly given (a) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (b) one (1) business day after having been deposited for overnight delivery, fee prepaid, with any reputable overnight courier service, or (c) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested. Initial addresses for each party are as follows:

          Borrower: Marlton Plaza Associates II, L.P.
                    c/o Marlton Plaza II LLC
                    Plymouth Plaza
                    580 West Germantown Pike, Suite 200
                    Plymouth Meeting, Pennsylvania 19462
                    Attn:     Chief Financial Officer

          Lender:   GMAC Commercial Mortgage Corporation
                    650 Dresher Road
                    P.O. Box 1015
                    Horsham, Pennsylvania  19044-8015
                    Attn:     Servicing-Executive Vice President

Each party may establish a new address from time to time by written notice to the other given in accordance with this section; provided, however, that no such change of address will be effective until written notice thereof is actually received by the party to whom such change of address is sent. Notice to additional parties now or hereafter designated by a party entitled to notice are for convenience only and are not required for notice to a party to be effective in accordance with this section.

          8.02 Entire Agreement; Time of Essence. This Note, together with the other Loan Documents and Lender's commitment letter to Borrower, if any, contain the entire agreements between Borrower and Lender relating to the subject matter hereof and thereof, and supercede all prior discussions and agreements (oral or written) relative hereto and thereto which are not contained herein or therein. Borrower represents and warrants that it is not relying on any promises, covenants, representations or agreements in connection with this Note or the other Loan Documents, other than as expressly set forth herein or therein. In the event of any conflict between the terms of the Loan Documents, the following order of priority shall be used to resolve such conflict: The Note shall control over the Security Instrument and the Security Instrument shall control over all other Loan Documents. Time is of the essence with respect to all provisions of this Note.

          8.03 Modification. Neither this Note nor any of the other Loan Documents may not be changed, waived, supplemented, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement thereof is sought and then only to the extent expressly set forth in such writing. No person other than a duly authorized officer or agent of Lender shall be deemed an agent of Lender nor have any authority to waive, modify, supplement or terminate in any manner whatsoever any of the terms of this Note.

          8.04 Binding Effect; Joint and Several Obligations.
The terms and provisions of this Note and the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors and permitted assigns, whether by voluntary action of the parties or by operation of
law.   The foregoing shall not be construed, however, to alter
any limitations or restrictions applicable to Borrower under the other Loan Documents. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note and the other Loan Documents.

          8.05 Unenforceable Provisions. Any provision of this Note or the other Loan Documents which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.06 Ambiguity and Construction of Certain Terms. Neither this Note nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that such document has originated with Lender as drafter. Borrower acknowledges that it has reviewed this Note and has had the opportunity to consult with counsel on same. This Note, therefore, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall be deemed to include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. "Herein," "hereof" and "hereunder" and other words of similar import refer to this Note as a whole and not to any particular section, paragraph or other subdivision; "Section" refers to the entire section and not to any particular subsection, paragraph of other subdivision. Reference to days for performance shall mean calendar days unless Business Days are expressly indicated.

          8.07 Governing Law. This Note and the other Loan Documents shall be interpreted, construed and enforced according to the laws of the state in which the real property encumbered by the Security Instrument is located (without giving effect to its conflict of laws rules).

          8.08 Consent to Jurisdiction. Borrower and Lender, by its acceptance of this Note, agree and consent to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the real property encumbered by the Security Instrument is located with respect to any legal action, proceeding, or controversy between them and hereby expressly waive any and all rights under applicable law or in equity to object to the jurisdiction and venue of said courts. Borrower further irrevocably consents to service of process by certified mail, return receipt requested, to Borrower at the address for Borrower last provided to Lender in accordance with the notice provision of this Note and agrees that such service shall be effective ten (10) days after mailing. Nothing herein shall, however, preclude or prevent Lender from bringing any one or more actions against Borrower in any other jurisdiction as may be necessary to enforce or realize upon the Security or other collateral provided for this Note.

          8.09 WAIVER OF JURY TRIAL. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT BORROWER MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE; THE APPLICATION OR COMMITMENT FOR THE LOAN EVIDENCED BY THIS NOTE; THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS; OR ANY ACTS OR OMISSION OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION WITH ANY OF THE FOREGOING.

          8.10 Tax Identification Number.  Borrower represents
and warrants that its current tax identification number is:
____________________________________________.


     IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the date first above written.


          MARLTON PLAZA ASSOCIATES II, L.P.

          By:  Marlton Plaza II LLC,  a Delaware limited
               liability company, its sole general partner

               By:  Montgomery CV Realty L.P., a Delaware limited
                    partnership, its sole member

                    By:  Montgomery CV Realty Trust, a Delaware
                         business trust, its sole general partner

                         By:  /s/ Louis P. Meshon, Sr.

                              Louis P. Meshon, Sr.
                              President




PAY TO THE ORDER OF                          , WITHOUT RECOURSE.

          GMAC COMMERCIAL MORTGAGE CORPORATION

          By: ______________________________________________
          Name: ____________________________________________
          Title: ___________________________________________
          Date: ____________________________________________